                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                    MASTER LOAN AND INTER-CREDITOR AGREEMENT

                                      among

                        D. R. HORTON, INC., as Borrower,


                           NATIONSBANK, N.A. (SOUTH),
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                         FIRST AMERICAN BANK TEXAS, SSB,
                SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION,
                                 COMERICA BANK,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                             BANK ONE, ARIZONA, NA,
                             SANWA BANK CALIFORNIA,
                            AMSOUTH BANK OF ALABAMA,
                              FLEET NATIONAL BANK,
                          PNC BANK NATIONAL ASSOCIATION
                       SOCIETE GENERALE, SOUTHWEST AGENCY
                                    as Banks,


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Documentation Agent

                                       and

                           NATIONSBANK, N.A. (SOUTH),
                             as Administrative Agent

                                                 TABLE OF CONTENTS
                                                                                                    Page
ARTICLE 1     DEFINITIONS..........................................................................  1

ARTICLE 2     LOANS AND LETTERS OF CREDIT.......................................................... 17

    2.1       Extension of Credit.................................................................. 17
    2.2       Manner of Borrowing and Disbursement Under Loans..................................... 17
    2.3       Interest on Loans.................................................................... 19
    2.4       Issuance and Administration of Letters of Credit..................................... 20
    2.5       Fees and Commissions on Loans and Letters of Credit.................................. 24
    2.6       Notes, Loan and Letters of Credit Accounts........................................... 25
    2.7       Repayment of Loans and Letters of Credit............................................. 26
    2.8       Manner of Payment.................................................................... 27
    2.9       Application of Payments.............................................................. 27

ARTICLE 3     INVENTORY AND FUNDING AVAILABILITY .................................................. 29

    3.1       Loan Funding Availability............................................................ 29

ARTICLE 4     LOAN DISBURSEMENTS................................................................... 31

    4.1       Prior to the First Disbursement or Letter of Credit.................................. 31
    4.2       Subsequent Disbursements............................................................. 31

ARTICLE 5     BORROWER'S COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES..................... 32

    5.1       Payment.............................................................................. 32
    5.2       Performance.......................................................................... 32
    5.3       Additional Information............................................................... 32
    5.4       Quarterly Financial Statements and Other Information................................. 32
    5.5       Compliance Certificates.............................................................. 32
    5.6       Annual Financial Statements and Information; Certificate of No Default............... 33
    5.7       Financial and Inventory Covenants.................................................... 33
    5.8       Other Financial Documentation........................................................ 34
    5.9       Reserved............................................................................. 34
    5.10      Payment of Contractors............................................................... 34
    5.11      Inspection and Appraisal............................................................. 35
    5.12      Fees and Expenses.................................................................... 35
    5.13      Hazardous Substances................................................................. 35
    5.14      Insurance............................................................................ 36
    5.15      Litigation........................................................................... 36
    5.16      Reportable Event..................................................................... 36
    5.17      Secured Indebtedness................................................................. 36
    5.18      Interest Rate Hedging................................................................ 37

                                                                                                   Page
ARTICLE 6     DEFAULT AND REMEDIES................................................................. 37

    6.1       Defaults............................................................................. 37
    6.2       Remedies............................................................................. 40
    6.3       Waivers.............................................................................. 41
    6.4       Cross-Default........................................................................ 41
    6.5       No Liability of the Banks............................................................ 41

ARTICLE 7     THE ADMINISTRATIVE AGENT............................................................. 42

    7.1       Appointment and Authorization........................................................ 42
    7.2       Delegation of Duties................................................................. 42
    7.3       Interest Holders..................................................................... 42
    7.4       Consultation with Counsel............................................................ 43
    7.5       Documents............................................................................ 43
    7.6       Administrative Agent and Affiliates.................................................. 43
    7.7       Responsibility of the Administrative Agent........................................... 43
    7.8       Action by Administrative Agent....................................................... 43
    7.9       Notice of Default or Event of Default................................................ 44
    7.10      Responsibility Disclaimed............................................................ 44
    7.11      Indemnification...................................................................... 45
    7.12      Credit Decision...................................................................... 45
    7.13      Successor Administrative Agent....................................................... 45
    7.14      Documentation Agent.................................................................. 46

ARTICLE 8     GENERAL CONDITIONS................................................................... 46

    8.1       Benefit.............................................................................. 46
    8.2       Assignment........................................................................... 46
    8.3       Amendment and Waiver................................................................. 47
    8.4       Additional Obligations and Amendments................................................ 48
    8.5       Consideration of Renewal............................................................. 48
    8.6       Terms................................................................................ 48
    8.7       Governing Law and Jurisdiction....................................................... 49
    8.8       Publicity............................................................................ 49
    8.9       Attorneys' Fees...................................................................... 49
    8.10      Mandatory Arbitration................................................................ 50
    8.11      Invalidation of Provisions........................................................... 51
    8.12      Execution in Counterparts............................................................ 51
    8.13      Captions............................................................................. 51
    8.14      Notices.............................................................................. 51
    8.15      Final Agreement...................................................................... 54

                                   EXHIBITS
                                   --------

Exhibit A -   Commitment Ratios
Exhibit B -   Form of Inventory Quarterly Report
Exhibit C -   Form of Inventory Summary Report
Exhibit D -   Form of Request for Advance
Exhibit E -   Form of Request for Issuance of Letter of Credit
Exhibit F -   Form of Letter of Credit Application
Exhibit G -   Form of Quarterly Compliance Certificate
Exhibit H -   Form of Assignment and Assumption Agreement


                                   SCHEDULE
                                   --------

Schedule 1.59 - Prior Letters of Credit
Schedule 1.88 - Subsidiaries of the Borrower

                              AMENDED AND RESTATED
                    MASTER LOAN AND INTER-CREDITOR AGREEMENT
                    ----------------------------------------


          THIS AMENDED AND RESTATED MASTER LOAN AND INTER-CREDITOR AGREEMENT (this "Agreement") dated as of the 1st day of April, 1997, is by and among D.R. HORTON, INC., a Delaware corporation (the "Borrower"); NATIONSBANK, N.A. (SOUTH); BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, FIRST AMERICAN BANK TEXAS, SSB, SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, COMERICA BANK, THE FIRST NATIONAL BANK OF CHICAGO, BANK ONE, ARIZONA, NA, SANWA BANK CALIFORNIA, AMSOUTH BANK OF ALABAMA, FLEET NATIONAL BANK, PNC BANK, NATIONAL ASSOCIATION, SOCIETE GENERALE, SOUTHWEST AGENCY (collectively, the "Banks"); NATIONSBANK, N.A. (SOUTH), as issuing bank for letters of credit (in such capacity, the "Issuing Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent for the Banks (in such capacity, the "Documentation Agent"), and NATIONSBANK, N.A. (SOUTH), as administrative agent for the Banks and the Issuing Bank (in such capacity, the "Administrative Agent").

          IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned, the undersigned hereby amend and restate that certain Master Loan and Inter-Creditor Agreement dated as of February 14, 1997 among the Borrower, the Banks, the Issuing Bank, the Documentation Agent and the Administrative Agent and covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          For the purposes of this Agreement, the words and phrases set forth below shall have the following meanings:

          1.1  Acquisition Cost.   If the subject Developed Lot or Land Parcel
               ----------------
was purchased individually, the Acquisition Cost for such Developed Lot or Land Parcel shall be the actual purchase price and closing costs approved by the Administrative Agent and paid by the Borrower or its Restricted Subsidiaries for the acquisition of such individual Developed Lot or Land Parcel excluding Administrative Costs, together with all applicable Development Costs. If the subject Developed Lot or Land Parcel was part of a larger group of Developed Lots or Land Parcels, the Acquisition Cost for such Developed Lot or Land Parcel shall be the pro rata portion of the overall actual purchase price and closing costs approved by the Administrative Agent and paid by the Borrower and its Restricted Subsidiaries for the acquisition of such larger group of Developed Lots or Land Parcels allocable to the subject Developed Lot or Land Parcel excluding Administrative Costs, together with a pro rata portion of all applicable Development Costs.

          1.2  Administrative Agent.  NationsBank, N.A. (South), in its
               --------------------
capacity as Administrative Agent hereunder.

          1.3  Administrative Costs.  Costs and expenses incurred by the
               --------------------
Borrower or its Restricted Subsidiaries in connection with (a) the marketing and selling of Inventory which is part of the Loan Inventory and (b) the administration, management and operation of the Borrower's and its Restricted Subsidiaries' businesses (excluding, without limitation, Interest Expense and fees payable hereunder).

          1.4  Advance or Advances.  Amounts advanced by the Banks to the
               -------    --------
Borrower pursuant to Article 2 hereof on the occasion of any borrowing or in connection with draws under Letters of Credit.

          1.5  Affiliate.  Any Person (other than a Person whose sole
               ---------
relationship with the Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with the Borrower. For purposes of this definition, "control" when used with respect to any Person means the direct or indirect beneficial ownership of more than twenty percent (20%) of the voting securities or voting equity or partnership interests, of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by control or otherwise.

          1.6  Agreement.  This Amended and Restated Master Loan and
               ---------
Inter-Creditor Agreement.

          1.7  Agreement Date.  The date as of which the Borrower, the
               --------------
Administrative Agent, the Issuing Bank and the Banks execute this Agreement.

          1.8  Applicable Law.  In respect of any Person, all provisions of
               --------------
constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

          1.9  Authorized Signatory.  With respect to the Borrower, such
               --------------------
personnel of the Borrower as set forth in an incumbency certificate of the Borrower delivered to the Administrative Agent on the Agreement Date (or any duly executed incumbency certificate delivered after the Agreement Date) and certified therein as being duly authorized by the Borrower to execute documents, agreements, and instruments on behalf of the Borrower.

          1.10  Available Letter of Credit Commitment.  As of any date of
                -------------------------------------
determination, the Letter of Credit Commitment less all then outstanding Letter
                                               ----
of Credit Obligations.

          1.11  Available Revolving Loan Commitment.  As of any date of
                -----------------------------------
determination, an amount equal to the lesser of (a) the Revolving Loan Commitment or (b) (i) the Loan Funding Availability less (ii) the sum of (A) the principal amount of the Term Loan then outstanding,

(B) the principal amount of the Revolving Loans then outstanding, (C) unreimbursed draws under any Letter of Credit, and (D) the outstanding principal balances of all Unsecured Indebtedness.

          1.12  Banks.  NationsBank, N.A. (South); Bank of America National
                -----
Trust and Savings Association; First American Bank Texas, SSB; SouthTrust Bank of Alabama, National Association; Comerica Bank; The First National Bank of Chicago; Bank One, Arizona, NA; Sanwa Bank California; AmSouth Bank of Alabama; Fleet National Bank; PNC Bank, National Association; and Societe Generale, Southwest Agency. An individual Bank is sometimes referred to as a "Bank."

          1.13  Borrower.  D.R. Horton, Inc., a Delaware corporation.
                --------

          1.14  Business Day.  A day on which none of the Banks are authorized
                ------------
or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in Atlanta, Georgia.

          1.15  Change of Control.  Either (i) any sale, lease or other transfer
                -----------------
(in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Borrower and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary of the Borrower), provided that a transaction where the holders of all classes of Common Equity of the Borrower immediately prior to such transaction own, directly or indirectly, 50% or more of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (ii) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Borrower or Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton, or any trust or other entity formed or controlled by Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton)) becomes the "beneficial owner" (as defined in Rule 13d-8 under the Exchange Act) of Common Equity of the Borrower representing more than 50% of the voting power of the Common Equity of the Borrower; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Borrower; or (iv) the stockholders of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower, provided that a liquidation or dissolution of the Borrower which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.

          1.16  Change of Management.  Donald R. Horton shall cease to serve
                --------------------
either as Chairman of the Board of Directors of the Borrower or as President of the Borrower.

          1.17  Closed Sales.  For any calculation period, sales of Developed
                ------------
Lots containing Dwellings which have been closed by the Borrower and all Restricted Subsidiaries. Closed Sales shall include Developed Lots containing Dwellings owned by any Person which became a Restricted Subsidiary after the Agreement Date for which sales have closed during the applicable calculation period.

          1.18  Code.  The Internal Revenue Code of 1986, as amended.
                ----

          1.19  Commitment.  The aggregate amount of the Revolving Loan
                ----------
Commitment, the Letter of Credit Commitment and the Term Loan Commitment.

          1.20  Commitment Ratios.  The percentages in which the Banks are
                -----------------
severally bound to satisfy any of the Revolving Loan Commitment, the Term Loan Commitment, the Letter of Credit Commitment or the Commitment as set forth on Exhibit A attached hereto and incorporated herein.
---------

          1.21  Common Equity.  With respect to any Person, capital stock of
                -------------
such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

          1.22  Construction Costs.  All costs accepted by the Administrative
                ------------------
Agent actually incurred by the Borrower or its Restricted Subsidiaries with respect to the construction of a Dwelling as of the date of determination by the Administrative Agent, excluding (a) projected costs and costs for materials or labor not yet delivered to, provided to or incorporated into such Dwelling and
(b) Administrative Costs.

          1.23  Continuing Director.  A director who either was a member of the
                -------------------
board of directors of the Borrower on the Agreement Date or who became a director of the Borrower subsequent to such date and whose election, or nomination for election by the Borrower's stockholders, was duly approved by a majority of the Continuing Directors on the board of directors of the Borrower at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Borrower on behalf of the entire board of directors of the Borrower in which such individual is named as nominee for a director.

          1.24  Default.  Any of the events specified in Section 6.1 hereof,
                -------
provided that any requirement for notice or lapse of time, or both, has been satisfied.

          1.25  Default Rate.  A simple per annum interest rate equal to the sum
                ------------
of (a) the Term Loan Base Rate or the Revolving Loan Base Rate, as the case may be, plus (b) two hundred basis points (2%).
    ----

          1.26  Developed Lots.  Subdivision lots owned by the Borrower or its
                --------------
Restricted Subsidiaries, subject to a recorded plat, which the Borrower has designated and the Administrative Agent has accepted to be included and are included as "Developed Lots" in the calculation of the Loan Funding Availability (exclusive of any Dwelling Lot). An individual Developed Lot is sometimes referred to herein as a "Developed Lot."

          1.27  Development Costs.   All costs accepted by the Administrative
                -----------------
Agent actually incurred by the Borrower and its Restricted Subsidiaries with respect to the development of a Land Parcel into a Developed Lot or Developed Lots as of the date of determination by the

Administrative Agent, excluding (a) projected costs and costs for materials or labor not yet delivered to, provided to or incorporated into such parcel of land and (b) Administrative Costs.

          1.28  Dwelling.  A house which the Borrower or any Restricted
                --------
Subsidiary has constructed or is constructing on a Developed Lot which has been designated as a Dwelling Lot.

          1.29  Dwelling Lots.  Developed Lots with Dwellings which the Borrower
                -------------
or any Restricted Subsidiary has designated and the Administrative Agent has accepted to be included and are included as "Dwelling Lots" in the calculation of the Loan Funding Availability. The term "Dwelling Lot" includes the Dwelling located thereon. An individual Dwelling Lot is sometimes referred to herein as a "Dwelling Lot."

          1.30  EBITDA.  With respect to the Borrower and all Restricted
                ------
Subsidiaries, earnings for the preceding twelve (12) calendar months (including without limitation dividends from Unrestricted Subsidiaries including, without limitation, net income (or loss) of any Person that accrued prior to the date that such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries) before interest incurred, state and federal income taxes paid, franchise taxes paid and depreciation and amortization, all in accordance with GAAP.

          1.31  ERISA.  The Employee Retirement Income Security Act of 1974, as
                -----
in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

          1.32  ERISA Affiliate.  (a) Any corporation which is a member of the
                ---------------
same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

          1.33  Event of Default.  Any event specified in Section 6.1 hereof and
                ----------------
any other event which with any passage of time or giving of notice (or both) would constitute such event a Default.

          1.34  Exchange Act.  The Securities Exchange Act of 1934, as amended.
                ------------

          1.35  Federal Funds Effective Rate.  As of any date, the "Federal
                ----------------------------
Funds Effective Rate" for each relevant month as published in the Federal Reserve Statistical Release H.15 (519), as published by the Board of Governors of the Federal Reserve System, or any successor publication published by the Board of Governors of the Federal Reserve System.

          1.36  Financial Covenant Carve Out.  Any acquisition of Inventory,
                ----------------------------
which the Borrower has elected to exclude from the calculation of the covenants set forth in Sections 5.7(a),

(b), (h)(ii) and (i) hereof; provided, however, that no acquisition may qualify
                             --------  -------
as a "Financial Covenant Carve Out" if (a) the Borrower has elected to have an acquisition designated as a "Financial Covenant Carve Out" in the preceding twelve (12) calendar month period; (b) such acquisition has already been designated as a "Financial Covenant Carve Out" on the last day of each of the two (2) fiscal quarter ends immediately following the date of such acquisition;
(c) contemporaneously with delivery by the Borrower of the notice of designation of an acquisition as a "Financial Covenant Carve Out", the Borrower fails to deliver to the Administrative Agent and the Documentation Agent a plan of action reflecting that the Borrower will be in compliance (after giving effect to such acquisition) with the covenants in Sections 5.7(a), (b), (h)(ii) and (i) hereof on or prior to the last day of the third fiscal quarter following the date of such acquisition; and (d) the acquisition in question would, if it were included in the compliance calculations, cause (1) the ratio of Notes Payable to Tangible Net Worth to exceed (A) as of the last day of each fiscal quarter of the Borrower in 1997, 2.1 to 1, (B) as of the last day of each fiscal quarter of the Borrower in 1998, 2.2 to 1, or (C) as of the last day of each fiscal quarter of the Borrower in 1999, 2.2 to 1, or (2) the ratio of Total Liabilities to Tangible Net Worth to exceed (A) as of the last day of each fiscal quarter of the Borrower in 1997, 2.5 to 1, or (B) as of the last day of each fiscal quarter of the Borrower in 1998, 2.6 to 1, or (C) as of the last day of each fiscal quarter of the Borrower in 1999, 2.6 to 1.

          1.37  Fixed Charges.  The aggregate consolidated interest incurred of
                -------------
the Borrower and its Restricted Subsidiaries for the most recently completed four (4) fiscal quarters for which results have been reported to the Banks.

          1.38  Fixed Charges Coverage Ratio.  The ratio of the Borrower's
                ----------------------------
EBITDA to Fixed Charges.

          1.39  Force Majeure Delay.  A delay to the development of a Lot Under
                -------------------
Development or a delay to the construction of a Dwelling which is caused by fire, earthquake or other Acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, provided that the Borrower furnishes the Administrative Agent with written notice of any such delay within ten (10) days from the commencement of any such delay and provided that the period of the Force Majeure Delay shall not exceed the period of delay caused by such event.

          1.40  Funding Period.  A period commencing on the day immediately
                --------------
following the date that the Loan Funding Availability is established pursuant to
Section 3.1(c) hereof by the Administrative Agent and ending on the date that the Loan Funding Availability next is established pursuant to Section 3.1(c) hereof by the Administrative Agent.

          1.41  GAAP.  As in effect as of the Agreement Date, generally
                ----
accepted accounting principles consistently applied.

         1.42 Governmental Authority.  Any nation or government, any state or
              ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.43 Guaranty or Guaranteed. As applied to an obligation (each a
              --------    ----------
"primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

 1.44     Guarantors.
          ----------

          DRH Construction, Inc., a Delaware corporation
          DRH New Mexico Construction, Inc., a Delaware corporation
          D.R. Horton Denver Management Company, Inc., a Colorado corporation D.R. Horton Denver No. 10, Inc., a Colorado corporation
          D.R. Horton Denver No. 11, Inc., a Colorado corporation
          D.R. Horton Denver No. 12, Inc., a Colorado corporation
          D.R. Horton Denver No. 13, Inc., a Colorado corporation
          D.R. Horton Denver No. 14, Inc., a Colorado corporation
          D.R. Horton Denver No. 15, Inc., a Colorado corporation
          D.R. Horton Denver No. 16, Inc., a Colorado corporation
          D.R. Horton Denver No. 17, Inc., a Colorado corporation
          D.R. Horton Denver No. 18, Inc., a Colorado corporation
          D.R. Horton, Inc. - Albuquerque, a Delaware corporation
          D.R. Horton, Inc. - Denver, a Delaware corporation
          D.R. Horton, Inc. - Minnesota, a Delaware corporation
          D.R. Horton, Inc. - New Jersey, a New Jersey corporation
          Meadows IX, Inc., a New Jersey corporation
          Meadows X, Inc., a New Jersey corporation
          SGS Communities at Grande Quay, L.L.C., a New Jersey limited liability company
          D.R. Horton Los Angeles Holding Company, Inc., a California corporation

          D.R. Horton Los Angeles Management Company, Inc., a California
           corporation
          D.R. Horton Los Angeles No. 9, Inc., a California corporation
          D.R. Horton Los Angeles No. 10, Inc., a California corporation
          D.R. Horton Los Angeles No. 11, Inc., a California corporation
          D.R. Horton Los Angeles No. 12, Inc., a California corporation
          D.R. Horton Los Angeles No. 13, Inc., a California corporation
          D.R. Horton Los Angeles No. 14, Inc., a California corporation
          D.R. Horton Los Angeles No. 16, Inc., a California corporation
          D.R. Horton, Inc. - Birmingham, a Delaware corporation
          D.R. Horton, Inc. - Greensboro, a Delaware corporation
          D.R. Horton San Diego Holding Company, Inc., a California corporation D.R. Horton San Diego Management Company, Inc., a California
           corporation
          D.R. Horton San Diego No. 9, Inc., a California corporation
          D.R. Horton San Diego No. 10, Inc., a California corporation
          D.R. Horton San Diego No. 11, Inc., a California corporation
          D.R. Horton San Diego No. 12, Inc., a California corporation
          D.R. Horton San Diego No. 13, Inc., a California corporation
          D.R. Horton San Diego No. 14, Inc., a California corporation
          D.R. Horton San Diego No. 15, Inc., a California corporation
          D.R. Horton San Diego No. 16, Inc., a California corporation
          D.R. Horton San Diego No. 17, Inc., a California corporation
          D.R. Horton San Diego No. 18, Inc., a California corporation
          D.R. Horton San Diego No. 19, Inc., a California corporation
          D.R. Horton San Diego No. 20, Inc., a California corporation
          D.R. Horton San Diego No. 21, Inc., a California corporation
          D.R. Horton - Texas, Ltd., a Texas limited partnership
          D.R. Horton, Inc. - Torrey, a Delaware corporation

         Together with each additional Restricted Subsidiary of Borrower as may from time to time deliver a Guaranty of the Loans and Letters of Credit which Guaranty is accepted by Administrative Agent.

         1.45 Indebtedness. With respect to any specified Person, (a) all items,
              ------------
except items of (i) shareholders' and partners' equity, (ii) capital stock,
(iii) surplus, (iv) general contingency or deferred tax reserves, (v) liabilities for deposits and (vi) deferred income, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) all reimbursement obligations with respect to outstanding letters of credit.

         1.46 Indebtedness for Money Borrowed. With respect to any specified
              -------------------------------
Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all Indebtedness of such Person upon which interest charges are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

     1.47 Interest Expense.  In respect of any period, an amount equal to the
          ----------------
sum of the interest incurred during such period based on a stated interest rate with respect to Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries on a consolidated basis.

     1.48 Inventory.  All real and personal property, improvements and fixtures
          ---------
owned by the Borrower or the Restricted Subsidiaries, including but not limited to all Land Parcels, Lots Under Development, Development Lots and Dwelling Lots.

     1.49 Inventory Quarterly Report.  The detailed quarterly written report
          --------------------------
with respect to the Loan Inventory, in substantially the form of Exhibit B
                                                                 ---------
attached hereto, to be prepared by the Borrower and submitted to the Administrative Agent in accordance with Section 3.1(c) hereof.

     1.50 Inventory Summary Report.  The monthly written summary of the Loan
          ------------------------
Inventory, in substantially the form of Exhibit C attached hereto, to be
                                        ---------
prepared by the Borrower and submitted to the Administrative Agent in accordance with Section 3.1(c) hereof.

     1.51 Issuing Bank.  NationsBank, N.A. (South) (or any successor Issuing
          ------------
Bank appointed in accordance with the provisions of this Agreement), as issuer of the Letters of Credit.

     1.52 Land Parcels.  Parcels of land owned by the Borrower or any of its
          ------------
Restricted Subsidiaries which are, as of the date of determination, not scheduled for commencement of development into Developed Lots during the twelve
(12) calendar months immediately following such date of determination and which the Borrower has designated as "Land Parcels". An individual Land Parcel is sometimes referred to as a "Land Parcel."

     1.53 Letter of Credit Banks.  NationsBank, N.A. (South) and Bank of America
          ----------------------
National Trust and Savings Association.

     1.54 Letter of Credit Commitment.  The Obligation of the Issuing Bank to
          ---------------------------
issue Letters of Credit hereunder pursuant to the terms hereof in an aggregate face amount not to exceed $25,000,000 at any time outstanding.

     1.55 Letter of Credit Bank Commitment Ratio. The percentages in which the
          --------------------------------------
Letter of Credit Banks are severally bound to reimburse the Issuing Bank for draws under Letters of Credit pursuant to the terms hereof, as set forth on Exhibit A attached hereto and incorporated herein.
---------

     1.56 Letter of Credit Maturity Date.  April 16, 2000, or such earlier date
          ------------------------------
as payment of the Letter of Credit Obligations shall be due (whether by acceleration or otherwise).

     1.57 Letter of Credit Obligations.  At any time, the sum of (a) an amount
          ----------------------------
equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any Letters of Credit.

     1.58 Letter of Credit Reserve Account.  An interest bearing account
          --------------------------------
maintained by the Administrative Agent for the benefit of the Issuing Bank, the proceeds of which are maintained as cash collateral for the Letter of Credit Obligations. The amount of funds in the Letter of Credit Reserve Account shall not exceed the then outstanding Letter of Credit Obligations, and any excess shall be applied as set forth in Section 2.9 hereof. All funds in the Letter of Credit Reserve Account shall be invested in such investments as the Administrative Agent, in its sole and absolute discretion, deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Letter of Credit Obligations. Upon satisfaction in full of all Letter of Credit Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.

     1.59 Letters of Credit.  Letters of credit issued for the account of the
          -----------------
Borrower to support obligations of the Borrower or any of its Affiliates, including but not limited to earnest money payments under option contracts, project completion performance or project maintenance (but not credit enhancement), including, without limitation, those Letters of Credit issued by the Issuing Bank prior to the Agreement Date and more fully described on
Schedule 1.59 attached hereto.  An individual Letter of Credit is sometimes
-------------
referred to as a "Letter of Credit."

     1.60 Lien.   With respect to any property, any mortgage, lien, pledge,
          ----
assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

     1.61 Loan Documents.  This Agreement, the Notes and any and all other
          --------------
documents evidencing the Notes or the Letters of Credit as the same may be amended, substituted, replaced, extended or renewed from time to time.

     1.62 Loan Funding Availability.  The amount of Unsecured Indebtedness and
          -------------------------
unreimbursed draws under Letters of Credit which the Borrower may incur as established pursuant to Section 3.1 hereof, at any applicable time, by the Administrative Agent based on the Loan Inventory.

     1.63 Loan Inventory.  Lots Under Development, Developed Lots and Dwelling
          --------------
Lots which are not encumbered by a Lien or Liens (other than any Permitted Encumbrance) and which have been designated by the Borrower and accepted by the Administrative Agent as "Loan Inventory" to be utilized for the purpose of calculating the Loan Funding Availability.

     1.64 Loans.  Collectively, amounts advanced by the Banks to the Borrower
          -----
under the Revolving Loan Commitment and the Term Loan Commitment and evidenced by the Notes.

     1.65 Lots Under Development.  Land Parcels which are, as of the date of
          ----------------------
determination, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within twelve (12) calendar months after the date of determination, and which the Borrower has designated and the Administrative Agent has accepted to be included and are included as "Lots Under Development" in the calculation of the Loan Funding Availability. An individual Lot Under Development is sometimes referred to as a "Lot Under Development."

     1.66 Majority Banks.  At any time, Banks the total of whose Commitment
          --------------
Ratios with respect to the Commitment exceeds fifty percent (50%) of the aggregate Commitment Ratios with respect to the Commitment of Banks entitled to vote hereunder.

     1.67 Models.  A Dwelling Lot containing a dwelling unit which is designated
          ------
by the Borrower as a model unit for use in marketing and promoting the sale of Dwelling Lots.

     1.68 Multi-Level Pricing Grid.  An interest rate margin pricing grid as may
          ------------------------
be agreed to from time to time by the Borrower and the Banks which will be attached hereto as Schedule 1.68 and shall include any successor Schedule 1.68.
                   -------------

     1.69 New York Federal Funds Rate.  For any day, the rate per annum (rounded
          ---------------------------
upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

     1.70 Notes.  The Amended and Restated Term Loan Notes and the Amended and
          -----
Restated Revolving Loan Notes.

     1.71 Notes Payable.  With respect to the Borrower and all Restricted
          -------------
Subsidiaries, all Indebtedness for Money Borrowed other than promissory notes issued as earnest money for contracts, non-recourse promissory notes for seller financing and notes payable for insurance premiums and capitalized lease obligations.

     1.72 Obligations.  (a) All payment and performance obligations of the
          -----------
Borrower and all other obligors to the Banks, the Issuing Bank and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Borrower is obligated to pay pursuant to the Loan Documents to, or on behalf of, the Banks, the Issuing Bank and the Administrative Agent, or any of them, which they may suffer by reason of a breach by any of the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

     1.73 Overnight Federal Funds Rate.  The rate on overnight Federal funds
          ----------------------------
transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

     1.74 Permitted Encumbrances.  Liens, encumbrances, easements and other
          ----------------------
matters which (a) are in favor of the Administrative Agent, the Documentation Agent, the Banks and the Issuing Bank to secure the Obligations, (b) are on real estate for real estate taxes not yet delinquent, (c) are for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Borrower's books (but only so long as no foreclosure, distraint sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement), (d) are in favor of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet past due or being diligently contested in good faith (if adequate reserves are being maintained by the Borrower with respect thereto),
(e) are incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, or (f) are easements, rights-of-way, restrictions or similar encumbrances on the use of real property which does not interfere with the ordinary conduct of business of the Borrower or materially detract from the value of such real property.

     1.75 Person.  An individual, corporation, partnership, limited liability
          ------
company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     1.76 Plan.  An employee benefit plan within the meaning of Section 3(3) of
          ----
ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

     1.77 Reconciliation Date.  Two (2) Business Days after the Borrower's
          -------------------
receipt of notice from the Administrative Agent pursuant to Section 3.1(d) hereof that the outstanding principal balance of the Unsecured Indebtedness plus unpaid draws under Letters of Credit exceeds the Loan Funding Availability.

     1.78 Reportable Event.  Shall have the meaning set forth in Section 4043(b)
          ----------------
of ERISA.

     1.79 Request for Advance.  Any certificate signed by an Authorized
          -------------------
Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit D attached hereto. Each Request for Advance shall, among other things,
---------
(a) specify the date of the Advance, which shall be a Business Day, (b) specify the amount of the Advance, (c) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and (d) state that all conditions precedent to the making of the Advance have been satisfied.

     1.80 Request for Issuance of Letter of Credit.  Any certificate signed by
          ----------------------------------------
an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit E
                                                                   ---------
attached hereto, and shall, among other things, (a) specify the stated amount of the Letter of Credit, (b) specify the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (c) specify the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) specify the Person for whose benefit such Letter of Credit is to be issued, (e) specify other relevant terms of such Letter of Credit, (f) be accompanied by a completed letter of credit application substantially similar to Exhibit F attached hereto
                                                      ---------
or otherwise in form and substance satisfactory to the Issuing Bank, and (g) state that there shall not exist, on the date of issuance of the requested Letter of Credit and after giving effect thereto, a Default or an Event of Default.

     1.81 Restricted Subsidiary.  Any Subsidiary of the Borrower which has been
          ---------------------
designated as a Restricted Subsidiary by the Borrower and from which the Administrative Agent is required to receive a duly executed Subsidiary Guaranty, including, without limitation, the Guarantors.

     1.82 Revolving Loans.  Revolving lines of credit to be advanced by the
          ---------------
Banks pursuant to the terms of this Agreement and evidenced by the Revolving Loan Notes.

     1.83 Revolving Loan Base Rate.  At any time, the lesser of (a) the New York
          ------------------------
Federal Funds Rate plus one hundred twenty-nine basis points (1.29%) or (b) the
                   ----
Three-Month LIBOR plus one hundred twenty basis points (1.20%), provided,
                  ----                                          --------
however, that (i) if a Multi-Level Pricing Grid is not established and in full
-------
force and effect on or prior to December 31, 1997, then commencing on January 1, 1998 and for all times thereafter, the Revolving Loan Base Rate shall be the lesser of (y) the New York Federal Funds Rate plus one hundred thirty-four basis
                                              ----
points (1.34%) or (z) the Three-Month LIBOR plus one hundred twenty-five basis
                                            ----
points (1.25%), or (ii) if a Multi-Level Pricing Grid is established and in full force and effect on or prior to December 31, 1997, then commencing on the date on which such Multi-Level Pricing Grid is established and agreed to, the Revolving Loan Base Rate shall be the rate applicable from time to time as set forth on such Multi-Level Pricing Grid.

     1.84 Revolving Loan Commitment.  The several obligations of the Banks to
          -------------------------
advance funds in the aggregate sum of up to $275,000,000 to the Borrower pursuant to the terms hereof as such obligations may be reduced from time to time pursuant to the terms hereof.

     1.85 Revolving Loan Maturity Date.  April 16, 2000, or such earlier date as
          ----------------------------
payment of the Revolving Loans shall be due (whether by acceleration or otherwise).

     1.86 Revolving Loan Notes.  The promissory notes by the Borrower one each
          --------------------
in favor of each of the Banks evidencing such Bank's pro rata share of the Revolving Loans, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes. An individual Revolving Loan Note held by a Bank is sometimes referred to as a "Revolving Loan Note." The combined face amount of the Revolving Loan Notes may not exceed TWO HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($275,000,000.00).

     1.87 Speculative Lot.  Any Dwelling Lots having a fully or partially
          ---------------
constructed dwelling unit thereon which Dwelling Lot is not subject to a bona fide contract for the sale of such Dwelling Lot to a third party, excluding Developed Lots containing Dwellings used as Models.

     1.88 Subsidiary.  As applied to any Person, (a) any corporation of which
          ----------
fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; provided, however, that for purposes of
                                     --------  -------
this Agreement and the other Loan Documents the term "Subsidiary" shall not
                                                      ----------
include DRH Mortgage Company, Ltd., a Texas limited partnership, SGS Communities at West Windsor, L.L.C., a New Jersey limited liability company, and SGS Communities at Battleground, L.L.C., a New Jersey limited liability company. Unless the context otherwise requires, "Subsidiaries" as used herein shall mean
                                        ------------
the Subsidiaries of the Borrower. The Subsidiaries of the Borrower as of the Closing Date are set forth on Schedule 1.87 attached hereto.
                              -------------

     1.89 Subsidiary Guaranty.  A guaranty agreement in form and substance
          -------------------
satisfactory to the Administrative Agent whereunder a Restricted Subsidiary guarantees the full and faithful payment and performance of all of the Obligations of the Borrower hereunder and under the other Loan Documents.

     1.90 Super-Majority Banks.  At any time, Banks the total of whose
          --------------------
Commitment Ratios with respect to the Commitment exceeds sixty-six and two thirds percent (66-2/3%) of the aggregate Commitment Ratios with respect to the Commitment of Banks entitled to vote hereunder.

     1.91 Tangible Assets.  The difference between total assets of the Borrower
          ---------------
and its Restricted Subsidiaries and all intangible assets of the Borrower and its Restricted Subsidiaries, all as determined in accordance with GAAP.


     1.92 Tangible Net Worth.  With respect to the Borrower and its Restricted
          ------------------
Subsidiaries, stockholder's equity on a consolidated basis less all "intangible assets" as defined under GAAP and amounts invested in Unrestricted Subsidiaries of such Person.

     1.93 Term Loan.  Amounts advanced by the Banks  on the Agreement Date under
          ---------
the Term Loan Commitment pursuant to the terms of this Agreement and evidenced by the Term Loan Notes.

     1.94 Term Loan Base Rate.  The Three-Month LIBOR plus one hundred eighty-
          -------------------                         ----
five basis points (1.85%), provided, however, that (a) if a Multi-Level Pricing
                           --------  -------
Grid is not established and in full force and effect on or prior to December 31, 1997, then commencing on January 1, 1998 and for all times thereafter, the Term Loan Base Rate shall be the Three-Month LIBOR plus two hundred basis points
                                              ----
(2.00%), or (b) if a Multi-Level Pricing Grid is established and in full force and effect on or prior to December 31, 1997, then commencing on the date on which such Multi-Level Pricing Grid is established and agreed to, the Term Loan Base Rate shall be the rate applicable from time to time as set forth on such Multi-Level Pricing Grid.

     1.95 Term Loan Commitment.  The several obligations of the Banks to advance
          --------------------
on the Agreement Date funds in the aggregate sum of $100,000,000 to the Borrower pursuant to the terms hereof.

     1.96 Term Loan Maturity Date.  April 16, 2001, or such earlier date as
          -----------------------
payment of the Term Loan shall be due (whether by acceleration or otherwise).

     1.97 Term Loan Notes.  The promissory notes by the Borrower one each in
          ---------------
favor of each of the Banks evidencing such Bank's pro rata share of the Term Loan, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes. An individual Term Loan Note held by a Bank is sometimes referred to as a "Term Loan Note." The combined face amount of the Term Loan Notes may not exceed ONE HUNDRED MILLION AND NO/100s DOLLARS ($100,000,000).

     1.98 Third Party Notes Payable. With respect to the Borrower and its
          -------------------------
Restricted Subsidiaries, all Indebtedness for Money Borrowed other than (a) publicly issued Indebtedness for Money Borrowed which is pari passu with the
                                                         ---- -----
Obligations, (b) non-recourse Indebtedness, (c) Indebtedness owed to the seller of any Inventory acquired by the Borrower or its Restricted Subsidiaries, (d) Indebtedness which is structurally subordinate to the Obligations or which is convertible into equity at the option of the Borrower, (e) Indebtedness for earnest money and (f) notes payable for insurance premiums and capitalized lease obligations.

     1.99 Three-Month LIBOR. As of any date of determination, a rate of interest
          -----------------
per annum equal to the three (3) month London Interbank Offered Rate for deposits in United States dollars (rounded to two decimal places) in amounts comparable to the outstanding principal amount of the Loans then outstanding, which interest rate is set forth in the Wall Street Journal
(Eastern Edition) on the next Business Day; provided, however, if more than one
                                            --------  -------
such offered rate appears in the Wall Street Journal (Eastern Edition), the applicable rate shall be the highest thereof.

     1.100  Total Capital.  The sum of the Tangible Net Worth of the Borrower
            -------------
and its Restricted Subsidiaries plus Notes Payable of the Borrower and its Restricted Subsidiaries.

     1.101  Total Liabilities.  All items required by GAAP to be set forth as
            -----------------
"liabilities" on the Borrower's and its Restricted Subsidiaries' consolidated balance sheet.

     1.102  Unrestricted Subsidiaries.  Subsidiaries of the Borrower which are
            -------------------------
not Restricted Subsidiaries.

     1.103  Unsecured Indebtedness.  Indebtedness for Money Borrowed of the
            ----------------------
Borrower and its Restricted Subsidiaries which is not secured in whole or in part by any Lien except Permitted Encumbrances (excluding capitalized lease obligations, notes payable for insurance premiums, non-recourse promissory notes for seller financing and promissory notes issued as earnest money for contracts).

     1.104  Working Capital.  The total of the Borrower's and its Restricted
            ---------------
Subsidiaries' assets minus the sum of the Borrower's and Restricted Subsidiaries' fixed assets, intangible assets, earnest monies for lot and land option contracts represented by promissory notes payable by the Borrower and Restricted Subsidiaries and the total of the Borrower's and Restricted Subsidiaries' liabilities. [Total Assets - (Fixed Assets + Intangible Assets + Earnest Monies Represented by Promissory Notes + Total Liabilities).]

     Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Majority Banks, except as provided in Section 8.3 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     All accounting terms used herein without definition shall be used as defined under GAAP as of the Agreement Date.


                                 ARTICLE 2

                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

          2.1  Extension of Credit.  Subject to the terms and conditions of, and
               -------------------
in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, the Banks agree, severally in accordance with their respective Commitment Ratios, and not jointly, to extend credit to the Borrower in an aggregate principal amount not to exceed $375,000,000 and the Issuing Bank agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not to exceed $25,000,000, all as provided below:

          (a) The Term Loan.  Subject to the terms and conditions of this
              -------------
Agreement and provided that there is no Default or Event of Default, the Banks agree, severally in accordance with their Commitment Ratios with respect to the Term Loan Commitment, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Agreement Date, amounts which in the aggregate do not exceed the Term Loan Commitment. Advances under the Term Loan Commitment which are repaid may not be reborrowed.

          (b) The Revolving Loans.  Subject to the terms and conditions of this
              -------------------
Agreement and provided that there is no Default or Event of Default, the Banks agree, severally in accordance with their Commitment Ratios with respect to the Revolving Loan Commitment, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, prior to the Revolving Loan Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the Available Revolving Loan Commitment. Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis as set forth herein.

          (c) The Letters of Credit.  Subject to the terms and conditions of
              ---------------------
this Agreement and provided that there is no Default or Event of Default, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower pursuant to Section 2.4 hereof in an aggregate amount for the Borrower at any one time not to exceed the Available Letter of Credit Commitment.

          (d) Use of Loan Proceeds.  The Administrative Agent, the Banks and the
              --------------------
Borrower agree that the proceeds of the Loans shall be used for general corporate purposes, including, without limitation, working capital support, home construction, lot acquisition, lot development, land acquisition, asset acquisitions and stock acquisitions.

     2.2  Manner of Borrowing and Disbursement Under Loans.
          ------------------------------------------------

          (a) Advances.  The Borrower shall give the Administrative Agent
              --------
irrevocable written notice for Advances under the Loans not later than 12:00 noon (Eastern time) on the day immediately preceding the date of the requested Advance in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided, however, that the
                                               --------  -------
failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Each Advance hereunder shall be in principal amounts of not less than $100,000 and in integral multiples of $100,000. Subsequent to the initial Advance(s) of the Loans made on the Agreement Date, the Borrower may not request, in the aggregate, more than (i) two (2) Advances in any calendar month plus (ii) four
(4) additional Advances in any twelve (12) calendar month period. In any event, the Borrower may not request, in the aggregate, more than twenty-eight (28) Advances in any twelve (12) calendar month period.

          (b) Notification of Banks.  Upon receipt of a Request for Advance or
              ---------------------
notice by telephone or telecopy, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the requested Advance, the date on which the Advance is to be made, the amount of the Advance and the amount of such Bank's portion of the applicable Advance based upon such Bank's Commitment Ratio in respect to such Loan. Each Bank shall, not later than 12:00 noon (Eastern time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

          (c) Disbursement.  Prior to 2:00 p.m. (Eastern time) on the date of an
              ------------
Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Agreement, disburse the amounts made available to the Administrative Agent by the Banks in immediately available funds by (i) transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower, or (ii) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent or an affiliate of the Administrative Agent. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.2(b) hereof, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, without any obligation hereunder to do so, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent for the first two (2) days that such amount is not repaid, at the Overnight Federal Funds Rate, and, thereafter, at the Overnight Federal Funds Rate plus four percent (4%) per annum. If such Bank
                             ----
shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with all interest accrued thereon and on the same terms and conditions that would have applied to such Advance had such Bank funded its portion thereof. Any payments received by the Administrative Agent following such demand shall be applied in repayment of amounts owed to the Administrative Agent hereunder prior to any other application. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank. In the event that, at any time when this Agreement is not in Default, a Bank for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Bank has funded its portion of such Advance, or all other Banks have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Bank shall (i) be automatically deemed to have transferred to the Bank serving as

Administrative Agent all of such non-funding Bank's right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) not be entitled to receive payments of principal, interest or fees from the Borrower in respect of such Advances which such Bank failed to make.

     2.3  Interest on Loans.
          -----------------

          (a) Revolving Loans.  Interest on Revolving Loans shall be computed on

              ---------------
the basis of a hypothetical year of 360 days for the actual number of days elapsed during each calendar month and shall be payable at a simple interest rate equal to the Revolving Loan Base Rate times the principal balance outstanding from time to time under the Revolving Loan Notes for the number of days such principal amounts are outstanding during such calendar month. Interest then outstanding shall be due and payable in arrears as provided in
Section 2.7 hereof.

          (b) Term Loan.  Interest on the Term Loan shall be computed on the
              ---------
basis of a hypothetical year of 360 days for the actual number of days elapsed during each calendar month and shall be payable at a simple interest rate equal to the Term Loan Base Rate times the principal balance outstanding from time to time under the Term Loan Notes for the number of days such principal amounts are outstanding during such calendar month. Interest then outstanding shall be due and payable in arrears as provided in Section 2.7 hereof.

          (c) Upon Default.  Upon the occurrence and during the continuance of a
              ------------
Default, the Super-Majority Banks shall have the option (but shall not be required to give prior notice thereof to the Borrower to accelerate the maturity of the Loans or to exercise any other rights or remedies hereunder in connection with the exercise of this right) to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Default. Such interest shall be payable on the earliest of demand, the first (1st) Business Day of the next calendar month or the Revolving Loan Maturity Date or the Term Loan Maturity Date, as applicable, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Super-Majority Banks) of the applicable Default, (ii) agreement by the Super-Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.


      2.4  Issuance and Administration of Letters of Credit.
           ------------------------------------------------

          (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Letter of Credit Banks, and in reliance on the agreements of the Letter of Credit Banks set forth in subsection (d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment, provided, however, that the Issuing Bank
                                       --------  -------
shall have no obligation to issue any Letter of Credit if a Default or Event of Default would be caused thereby; and provided further, however, that at no time
                                     -------- -------
shall the total Letter of Credit Obligations outstanding hereunder exceed $25,000,000. Each Letter of Credit shall (1) be denominated in U.S. dollars, and (2) expire no later than the Letter of Credit Maturity Date. A Letter of Credit may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal and provided further that the new expiration date does not extend beyond the Letter of Credit Maturity Date. Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits and, to the extent not inconsistent therewith, the laws of the State of Georgia and shall be in a form reasonably acceptable to the Issuing Bank. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Letter of Credit Banks at least thirty (30) days prior to the date on which such notice of non-renewal is required to be delivered to the beneficiary of the applicable Letter of Credit pursuant to the terms thereof. The Borrower hereby agrees that upon the Letter of Credit Maturity Date (whether by reason of acceleration or otherwise) at the request of the Administrative Agent, the Borrower shall deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby grants to the Administrative Agent (for itself and on behalf of the Issuing Bank) a security interest in all such cash. Upon receipt of the cash collateral referred to in the preceding sentence, the obligations of the Letter of Credit Banks under this
Section 2.4 shall cease; provided that, if for any reason, all or any part of such cash collateral must be surrendered or disgorged by the Administrative Agent, then such obligations shall be automatically reinstated. The terms hereof shall govern the reimbursement obligation of the Borrower with respect to the Letters of Credit.

          (b) The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (Eastern time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Article 4 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank on demand for normal and customary costs and expenses incurred by the Issuing Bank in effecting payment under, amending or otherwise administering the Letters of Credit.

          (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Letter of Credit Bank, by telephone or telecopy, of the amount of the draw and, in the case of each Letter of Credit Bank, such Letter of Credit Bank's portion of such draw amount as calculated in accordance with its Letter of Credit Bank Commitment Ratio.

          (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Letter of Credit Banks, and the Letter of Credit Banks hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in clauses (e) or (f) of Section 6.1 hereof, to make an Advance hereunder on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Letter of Credit Bank shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(c) hereof and its Letter of Credit Bank Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (e) or (f) of
Section 6.1 hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses
(e) or (f) of Section 6.1 hereof shall have occurred, then each Letter of Credit Bank shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent, the Banks or the Letter of Credit Banks, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio, and each Letter of Credit Bank shall, notwithstanding such Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Letter of Credit Bank's participation (and the Issuing Bank shall deliver to such Letter of Credit Bank a loan participation certificate dated the date of the occurrence of such event and in the amount of such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section shall be subject to the terms and conditions of
Section 2.2(c) hereof. The obligation of each Letter of Credit Bank to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.4 shall be absolute and unconditional and no Letter of Credit Bank shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the Letter of Credit Banks. Any overdue amounts payable by any of the Letter of Credit Banks to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, for the first two (2) days of such non-payment, at the Overnight Federal Funds Rate, and, thereafter,at the Overnight Federal Funds Rate plus four
                                                                ----
percent (4%).


          (e) The obligation of the Borrower to reimburse the Letter of Credit Banks for Advances made to reimburse the Issuing Bank for draws under any Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                (i)    Any lack of validity or enforceability of any Loan
     Document;

               (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

              (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

               (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Bank or Letter of Credit Bank (other than the defense of payment to such Bank or Letter of Credit Bank in accordance with the terms of this Agreement) or any other Person (other than the Issuing Bank), whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

               (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

              (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

             (viii) Any irregularity in the underlying transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; or

               (ix) Any other circumstances arising from causes beyond the control of the Issuing Bank.

          (f) Each Letter of Credit Bank shall be responsible for its pro rata share (based on such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise, excluding, however, any such expenses incurred by the Issuing Bank as a result of the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under a Letter of Credit complies with the terms of the Letter of Credit. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Letter of Credit Bank shall thereupon pay to the Issuing Bank its pro rata share (based on such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Letter of Credit Banks of the Borrower's failure to pay; provided,
                                                                       --------
however, that if the Borrower or any guarantor shall thereafter pay such
-------
expense, the Issuing Bank will repay to each Letter of Credit Bank the amounts received from such Letter of Credit Bank hereunder. The Borrower hereby irrevocably requests the Letter of Credit Banks and the Letter of Credit Banks hereby severally agree subject to compliance with the terms and conditions hereof (other than as provided in Article 2 hereof with respect to the amounts of and the timing of requests for Advances hereunder), to make an Advance to the Issuing Bank, on behalf of the Borrower for reimbursement of expenses under this
Section 2.4(f).

          (g) The Borrower agrees that each Advance by the Letter of Credit Banks to reimburse the Issuing Bank for draws under any Letter of Credit or for expenses as provided in Section 2.4(f) hereof, shall be payable immediately on the date of such Advance and shall bear interest at the Base Rate until paid in full or at the Default Rate following the occurrence of a Default.

          (h) The Borrower agrees that it will indemnify and hold harmless the Administrative Agent, the Issuing Bank, each Letter of Credit Bank and each other Bank and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or any such Bank in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or any such Bank for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or such Bank, as the case may be, or any such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising solely out of a controversy among the Administrative Agent, the Issuing Bank, the Letter of Credit Banks and the Banks, or any of them. This Section 2.4(h) shall survive termination of this Agreement.

     2.5  Fees and Commissions on Loans and Letters of Credit.
          ---------------------------------------------------

          (a) Administration Fee.  The Borrower agrees to pay to the
              ------------------
Administrative Agent, for its administrative services as administrative agent for the Banks and the Issuing Bank hereunder, a fee of $50,000.00 per annum. Such fee shall be due and payable on the Agreement Date and on each anniversary of the Agreement Date, and shall be fully earned when due and non-refundable when paid. In the event that following the payment of an annual administration fee, all obligations of the Borrower hereunder shall be fully and finally performed and this Agreement shall be terminated prior to the next anniversary of the Agreement Date, a pro rata portion of such fee shall be refunded to the Borrower, based upon the time remaining to the next anniversary of the Agreement Date.

          (b) Renewal Fee.  In the event that the Revolving Loan Maturity Date
              -----------
shall be extended, the Borrower agrees to pay to the Administrative Agent for distribution to each of the Banks which elects to renew this Agreement in accordance with Section 8.5 hereof, on a pro rata basis in accordance with their respective Commitment Ratios, an annual renewal fee in consideration of the agreement of such Banks to extend the Revolving Loan Maturity Date of this Agreement in the amount of five one hundredths of one percent (.05%) of the amount of the Revolving Loan Commitment (as of the effective date of such renewal). Such fee shall be due and payable on the effective date of the renewal, and shall be fully earned when due and non-refundable when paid. In the event that following the payment of an annual renewal fee, all Obligations of the Borrower hereunder shall be fully and finally performed and this Agreement shall be terminated prior to the extended Revolving Loan Maturity Date, a pro rata portion of such annual renewal fee most recently paid shall be refunded to the Borrower, based upon the time remaining to the extended Revolving Loan Maturity Date.

          (c) Unused Fee on Revolving Loans.  The Borrower agrees to pay to the
              -----------------------------
Administrative Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios for the Revolving Loan Commitment, an unused fee for each calendar year on the difference between (i) the Revolving Loan Commitment and (ii) the daily sum of the outstanding Revolving Loans for each day during the applicable period, in each case at the rate of (A) if the average difference between clauses (i) and (ii) for the period is less than $75,000,000, 15 basis points (.15%), (B) if the average difference between clauses (i) and
(ii) for the period is less than $150,000,000, but greater than or equal to $75,000,000, 22.5 basis points (.225%), and (C) if the average difference between clauses (i) and (ii) is greater than or equal to $150,000,000, 30 basis points (.30%). Such unused fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be due and payable quarterly in arrears on the eighteenth (18th) day of each January, April, July, and October for the immediately preceding calendar quarter, commencing on April 18, 1997 (for the period from the Agreement Date through March 31, 1997), and on the Revolving Loan Maturity Date, and shall be fully earned when due and non-refundable when paid.

          (d) Letter of Credit Fees.  The Borrower agrees to pay to the
              ---------------------
Administrative Agent (i) for the benefit of the Issuing Bank and the Letter of Credit Banks, a fee on the stated amount of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit in an amount equal to one percent (1%) per annum (the "Letter of Credit Fees") and (ii) for the benefit of the Issuing Bank, an issuing fee in the amount of $100 for each Letter of Credit (which additional amount shall be due and payable on the date of issuance and renewal). The Letter of Credit Fees shall be calculated on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be due and payable on the date of issuance and renewal of each Letter of Credit, and shall be fully earned when due and non-refundable when paid. The Administrative Agent shall, promptly after receipt of the Letter of Credit Fees, distribute to the Letter of Credit Banks in accordance with their respective Letter of Credit Bank Commitment Ratios.


     2.6  Notes, Loan and Letters of Credit Accounts.
          ------------------------------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One of the Term Loan Notes and one of the Revolving Loan Notes shall be payable to the order of each Bank in accordance with the respective Commitment Ratio for such Loans of such Bank. The Notes shall be issued by the Borrower to each of the Banks and shall be duly executed and delivered by Authorized Signatories.

          (b) Each Bank and each Letter of Credit Bank, as the case may be, may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon and a letter of credit account with respect to its obligations pursuant to Letters of Credit. Each Bank which opens such accounts in respect of the Loans shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. Each Letter of Credit Bank which opens such accounts in respect of the Letters of Credit shall debit the applicable account for the amount of each Advance made by it and accrued interest thereon, and shall credit such account for each payment on account of principal and interest of Letter of Credit Advances. The records of each Bank and each Letter of Credit Bank, as the case may be, with respect to the accounts maintained by it shall be prima facie evidence of the Loans and Letter of Credit Obligations and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

          (c) The Administrative Agent and Issuing Bank may maintain in accordance with their usual practice records of account evidencing the Indebtedness of the Borrower resulting from Advances under the Loans and each drawing under a Letter of Credit. In any legal action or proceeding in respect of this Agreement, the entries made in such record shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded. Failure of the Issuing Bank to maintain any such record shall not excuse the Borrower from the obligation to pay such Indebtedness. To the extent that the records of the Administrative Agent or Issuing Bank conflict with the records of the Banks maintained pursuant to Section 2.6(b) above, absent manifest error, the records of the Administrative Agent or Issuing Bank, as the case may be, shall control.

          (d) Each Advance from the Banks under this Agreement shall be made pro rata on the basis of their respective applicable Commitment Ratios.

          (e) Each Advance made on account of drawing under Letters of Credit shall be made pro rata by the Letter of Credit Banks on the basis of their respective Letter of Credit Bank Commitment Ratios.


     2.7  Repayment of Loans and Letters of Credit.
          ----------------------------------------

          (a) Interest.  The Borrower shall pay, on the eighteenth (18th)
              --------
calendar day of each month, all interest on the Term Loan and the Revolving Loans which has accrued as of the first (1st) calendar day of such month, commencing on the eighteenth (18th) calendar day of the first (1st) full calendar month following the Agreement Date.

          (b) Letters of Credit.  The Borrower shall repay all draws upon the
              -----------------
Letters of Credit immediately upon the Issuing Bank's demand therefor. The Borrower shall make certain other payments in respect of the Letter of Credit Obligations as provided in Sections 2.4(a), 2.4(g) and 3.1 hereof.

          (c) Reconciliation of Loan Inventory.  The Borrower shall repay
              --------------------------------
certain portions of the outstanding principal of the Loans and accrued and unpaid interest thereon upon the reconciliation of the Loan Funding Availability against the outstanding principal balance under the Notes as provided in Section
3.1 hereof.

          (d) Maturity.  In addition to the foregoing, a final payment of all
              --------
Obligations then outstanding shall be due and payable by the Borrower on the Revolving Loan Maturity Date, the Term Loan Maturity Date or the Letter of Credit Maturity Date, as applicable.

     2.8  Manner of Payment.
          -----------------

          (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (Eastern time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Banks, the Issuing Bank or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon (Eastern time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Bank or the Issuing Bank, then, subject to the provisions of Section 2.9 of this Agreement, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank or the Issuing Bank. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks and, if appropriate, the Issuing Bank, accordingly, and the Administrative Agent shall not be obligated to make any distributions under this
Section 2.8.

          (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

          (c) The Borrower may not make payments, in the aggregate, under this Agreement (excluding any payments specifically required pursuant to the terms of this Agreement) more than (i) two (2) times in any calendar month plus (ii) four
(4) additional times in any twelve (12) calendar month period. In any event, the Borrower may not make, in the aggregate, more than twenty-eight (28) payments (excluding any payments specifically required pursuant to the terms of this Agreement) under this Agreement in any twelve (12) calendar month period.

          (d) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes and Letter of Credit Obligations without set-off or counterclaim or any deduction whatsoever.

     2.9  Application of Payments.  Unless otherwise specifically provided in
          -----------------------
this Agreement or the other Loan Documents, payments made to the Administrative Agent, the Letter of Credit Banks or the Banks, or any of them, or otherwise received by the Administrative Agent, the Letter of Credit Banks or the Banks, or any of them (from realization on collateral for the Obligations or otherwise), shall be applied (subject to Section 2.2(c) hereof) in the following order to the extent such Obligations are then due and payable hereunder: First,
                                                                          -----
to the costs and expenses, if any, incurred by the Administrative Agent or the Banks, or any of them, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among the Administrative Agent, the Issuing
                 ------
Bank and the Banks based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by the Borrower to the Banks, the Issuing Bank and the Administrative Agent under this Agreement or any Loan Document; Third, to any
                                                                -----
due and unpaid interest which may have accrued on the Term Loan and the Revolving Loans, pro rata among the Banks based on the outstanding principal amount of the Term Loan and the Revolving Loans as the case may be, outstanding immediately prior to such payment; Fourth, to any amounts outstanding with
                                   ------
respect to draws under Letters of Credit; Fifth, to any unpaid principal of the
                                          -----
Revolving Loans, pro rata among the Banks based on the principal amount of the Revolving Loans outstanding immediately prior to such payment; Sixth, to any
                                                               -----
unpaid principal of the Term Loan, pro rata among the Banks based on the outstanding principal amount of the Term Loan outstanding immediately prior to such payment; Seventh, to the extent any Letters of Credit are then outstanding,
              -------
for deposit into the Letter of

Credit Reserve Account; Eighth, to any other Obligations not otherwise referred
                        ------
to in this Section 2.9 until all such Obligations are paid in full; Ninth, to
                                                                    -----
actual damages incurred by the Administrative Agent, the Issuing Bank or the Banks, or any of them, by reason of any breach hereof or of any other Loan Documents by the Borrower or a Restricted Subsidiary; and Tenth, upon
                                                          -----
satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. Notwithstanding the foregoing, (a) in the case of any voluntary prepayment hereunder at a time when there does not exist an Event of Default or Default, the Borrower may designate the order of application of such payments with respect to items Fifth and Sixth in the immediately preceding sentence, and
                      -----     -----
(b) after the occurrence and during the continuance of a Default or an Event of Default, payments with respect to items Fourth, Fifth and Sixth in the
                                        ------  -----     -----
immediately preceding sentence shall be applied to such items based upon the ratio of the Obligations under each of such items to the aggregate Obligations under all of such items. If any Bank shall obtain any payment (whether involuntary or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans then outstanding and such Bank's share of any expenses, fees and other items due and payable to it hereunder, such Bank shall forthwith purchase a participation in the Loans from the other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably based on the applicable Commitment Ratios with each of them; provided, however,
                                                             --------  -------
that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation so long as the Obligations are not increased.


                                 ARTICLE 3

                      INVENTORY AND FUNDING AVAILABILITY
                      ----------------------------------

     3.1  Loan Funding Availability.  At the designated times set forth herein,
          -------------------------
the Administrative Agent shall establish a Loan Funding Availability for the Loan Inventory and other Unsecured Indebtedness.

          (a) Calculation of Loan Funding Availability.  The Loan Funding
              ----------------------------------------
Availability shall be equal to the sum of "A" plus "B" plus "C"; provided, that
                                                                 --------
at no time may the sum of "A" and "B" exceed thirty percent (30%) of Loan Funding Availability.

              A = seventy-five percent (75%) of the sum of all Acquisition Costs for all Lots Under Development which are included in the Loan Inventory. If, after a parcel of land is designated a Lot Under Development, development of such parcel ceases for thirty (30) calendar days or more (other than by reason of a Force Majeure Delay), at the discretion of the Administrative Agent, the Loan Funding Availability for such parcel may be reduced to an amount determined by the Administrative Agent (which amount can be zero) until development of such Lot Under Development is resumed to the satisfaction of the Administration Agent.

              B = seventy-five percent (75%) of the sum of all Acquisition Costs for all Developed Lots included in the Loan Inventory.

              C = one hundred percent (100%) of the sum of all Acquisition Costs and Construction Costs for all Dwelling Lots included in the Loan Inventory.

          (b) Designation of Land Parcels, Lots Under Development, Developed
              --------------------------------------------------------------
Lots and Dwelling Lots.  On or before the fifteenth (15th) calendar day of each
----------------------
calendar month (other than a month following the end of a calendar quarter), the Borrower shall deliver to the Administrative Agent an Inventory Summary Report in the form attached hereto as Exhibit C and incorporated herein. On or before
                               ---------
the fifteenth (15th) calendar day of each month following the end of a calendar quarter, the Borrower shall deliver to the Administrative Agent an Inventory Quarterly Report in the form attached hereto as Exhibit B and incorporated
                                                ---------
herein which form shall have been completed and signed by the Borrower. The Inventory Summary Report and Inventory Quarterly Report shall reflect Inventory that the Borrower desires to have designated as Loan Inventory. Upon the Administrative Agent's receipt of the Inventory Summary Report or Inventory Quarterly Report, as the case may be, the Administrative Agent may conduct inspections or reviews of the subject Inventory that the Administrative Agent deems appropriate, at the expense of the Administrative Agent except as hereinafter expressly provided. Based upon the information in the Inventory Summary Report or Inventory Quarterly Report, as the case may be, and the other information compiled by the Administrative Agent, the Administrative Agent shall determine, in its discretion, whether a Lot Under Development, Developed Lot or Dwelling Lot not previously designated as part of the Loan Inventory shall be designated part of the Loan Inventory and, if so, whether such Lot Under Development, Developed Lot or Dwelling Lot shall be designated a Lot Under Development, Developed Lot or Dwelling Lot.

          (c) Periodic Establishment of Loan Funding Availability.  Within two
              ---------------------------------------------------
(2) business days of the Administrative Agent's receipt of an Inventory Summary Report or Inventory Quarterly Report, as the case may be, the Administrative Agent shall establish the Loan Funding Availability based on the Report delivered to the Administrative Agent and information compiled by the Administrative Agent. In the event the Borrower does not submit the Inventory Summary Report or Inventory Quarterly Report in the time and manner set forth above or furnish sufficient information to the Administrative Agent to enable the Administrative Agent to establish a new Loan Funding Availability, the Administrative Agent will establish a Loan Funding Availability based on some or all of the previous information submitted to the Administrative Agent by the Borrower in the immediately preceding Inventory Summary Report or Inventory Quarterly Report and the information compiled by the Administrative Agent, as required hereunder, in connection therewith, as the case may be, or other information available to the Administrative Agent.

          (d) Reconciliation.  In the event that the Loan Funding Availability
              --------------
for a particular Funding Period is less than the then outstanding principal amount of all Unsecured

Indebtedness and unpaid draws under Letters of Credit, the Administrative Agent shall notify the Borrower thereof. On or before the Reconciliation Date, the Borrower shall (i) (A) pay to the Administrative Agent a principal payment to be applied to the Loans and unpaid draws under Letters of Credit and/or (B) provide to the Administrative Agent evidence that the principal amount of other Unsecured Indebtedness has been reduced in an aggregate amount sufficient to eliminate the excess of the outstanding principal amount of the Unsecured Indebtedness and unpaid draws under Letters of Credit over the Loan Funding Availability, together with any accrued and unpaid interest on such excess or
(ii) provide a revised Inventory Summary Report or Inventory Quarterly Report designating sufficient additional Inventory (which shall be acceptable to the Administrative Agent, in its discretion) as Loan Inventory to cause the Loan Funding Availability to equal or exceed the outstanding principal of all Unsecured Indebtedness and unpaid draws under Letters of Credit.

          (e) Removal/Disapproval of Inventory for Loan Funding Availability.
              --------------------------------------------------------------
If, at any time, the Administrative Agent determines, in its reasonable discretion, that any part of the Loan Inventory is not acceptable for inclusion in the calculation of the Loan Funding Availability as a result of an unforeseen material adverse change in the condition of such portion of the Loan Inventory or as a result of the existence of hazardous wastes or materials in or on any Inventory which are in violation of any warranty, representation or covenant of the Loan Documents regarding such hazardous wastes or materials, the Administrative Agent may exclude such portion of the Loan Inventory from the calculation of the Loan Funding Availability. If, after such exclusion, the then outstanding principal amount under Unsecured Indebtedness (and unpaid draws under Letters of Credit) would exceed the Loan Funding Availability, the Borrower shall pay to the Administrative Agent on the Reconciliation Date immediately following the exclusion of such Loan Inventory, a principal payment on the Loans (or provide to the Administrative Agent evidence satisfactory to the Administrative Agent that other Unsecured Indebtedness has been reduced) or unpaid draws under Letters of Credit in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of the Unsecured Indebtedness (and unpaid draws under Letters of Credit) over the Loan Funding Availability, together with accrued and unpaid interest on such excess.

          (f) Release of Guaranties.  Contemporaneously with the delivery of an
              ---------------------
Inventory Summary Report (or an Inventory Quarterly Report), the Borrower may request the release of any Restricted Subsidiary from the Subsidiary Guaranty. In the event that the Loan Funding Availability established by the Administrative Agent pursuant to Section 3.1(e) hereof, without consideration of any Inventory owned by such Restricted Subsidiary, is equal to or greater than the amount otherwise required pursuant to Section 3.1(d) hereof, then the Administrative Agent shall, upon receipt of a certificate from the Borrower that no Default exists before and after giving effect to such release, release such Restricted Subsidiary from the Subsidiary Guaranty.

                                   ARTICLE 4

                    LOAN DISBURSEMENTS AND LETTERS OF CREDIT
                    ----------------------------------------

     4.1  Prior to the First Disbursement or Letter of Credit.  Prior to
          ---------------------------------------------------
requesting the first disbursement under the Loans or Letter of Credit hereunder, the Borrower shall deliver all of the following items to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Banks shall have no obligation to make the first disbursement hereunder and the Issuing Bank shall have no obligation to issue the first Letter of Credit hereunder until all of these items have been so executed and/or delivered to the Administrative Agent. The Administrative Agent shall have received an Amended and Restated Revolving Loan Note and an Amended and Restated Term Loan Note by the Borrower payable to the order of each Bank and a Certificate of Acknowledgement from each Guarantor acknowledging that the Guaranty dated as of February 14, 1997 in favor of the Administrative Agent and each Bank continues in full force and effect.

     4.2  Subsequent Disbursements and Letters of Credit.  Prior to requesting
          ----------------------------------------------
subsequent disbursements under the Revolving Loans (subsequent to the first disbursement) or Letters of Credit hereunder (subsequent to the first Letter of Credit), the Borrower shall execute and deliver to the Administrative Agent all of the following items, in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Banks shall have no obligation to make further disbursements or issue additional Letters of Credit until all of these items have been properly executed and delivered to the Administrative Agent. There shall be no disbursement of the Term Loan after the first disbursement.

          (a) Inventory Summary Report.  The Inventory Summary Report that the
              ------------------------
     Borrower is required to deliver pursuant to Section 3.1(b) hereof.

          (b) Inventory Quarterly Report. The Inventory Quarterly Report that
              --------------------------
     the Borrower is required to deliver pursuant to Section 3.1(b) hereof.

          (c) Request for Advance.  The Request for Advance that the Borrower is
              -------------------
     required to deliver pursuant to Section 2.2 hereof or the Request for Issuance of Letter of Credit that the Borrower is required to deliver in connection with any issuance of a Letter of Credit hereunder, as the case may be.

          (d) Other Documents.  Such other documents that the Administrative
              ---------------
     Agent may reasonably require.

                                   ARTICLE 5

                       BORROWER'S COVENANTS, AGREEMENTS,
                       ---------------------------------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower makes the following covenants, agreements, representations and warranties with respect to the Loan Documents and the obligations thereunder to the Banks:

     5.1  Payment.  The Borrower shall pay when due all sums owing under this
          -------
Agreement, the Notes and the other Loan Documents executed by the Borrower.

     5.2  Performance.  The Borrower shall perform all Obligations under this
          -----------
Agreement, the Notes and the other Loan Documents executed by the Borrower.

     5.3  Additional Information.  On request of the Administrative Agent, the
          ----------------------
Borrower shall deliver to the Administrative Agent and/or the Issuing Bank any documents or information with respect to the Inventory that the Administrative Agent and/or the Issuing Bank may reasonably require including, without limitation, surveys and acquisition closing documentation.

     5.4  Quarterly Financial Statements and Other Information.  Within forty-
          ----------------------------------------------------
five (45) days after the last day of each quarter in each fiscal year of the Borrower, except the last quarter in each such fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent the Form 10-Q of the Borrower as filed with the Securities and Exchange Commission. Within ten (10) days from the date of filing, the Borrower shall provide to the Administrative Agent a copy of every other report filed by the Borrower with the Securities and Exchange Commission under the Exchange Act and a copy of each registration statement filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

     5.5  Compliance Certificates.  Within forty-five (45) days from the end of
          -----------------------
each fiscal quarter of the Borrower, the Borrower shall provide to the Administrative Agent a certificate signed by an Authorized Signatory of the Borrower in the form attached hereto as Exhibit G setting forth such
                                        ---------
calculations required to establish whether the Borrower was in compliance with
Section 5.7 hereof.

     5.6  Annual Financial Statements and Information; Certificate of No
          --------------------------------------------------------------
Default.  Within one hundred (100) days after the end of each fiscal year of the
-------
Borrower, the Borrower shall deliver to the Administrative Agent the Form 10-K of the Borrower as filed with the Securities and Exchange Commission, together with the audited consolidated financial statements of the Borrower (which shall be prepared by an independent accounting firm of recognized standing).

     5.7  Financial and Inventory Covenants.  Until the Obligations are repaid
          ---------------------------------
in full, the Borrower shall adhere to the following financial covenants (after giving effect to any Financial

Covenant Carve Out), all on a consolidated basis with the Restricted Subsidiaries and determined as of the last day of each fiscal quarter of the
Borrower:

          (a) The Borrower shall maintain at all times a ratio of Notes Payable to Tangible Net Worth of not greater than 1.75 to 1.0 on a consolidated basis.

          (b) The Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 2.25 to 1.

          (c) The Borrower shall maintain at all times a ratio of (i) EBITDA to
     (ii) Fixed Charges of not less than 3.0 to 1.0.

          (d) The Borrower shall maintain at all times Working Capital of $100,000,000 on a consolidated basis.

          (e) The Borrower shall maintain at all times a minimum Tangible Net Worth of one hundred thirty million and no/100 dollars ($130,000,000.00), plus fifty percent (50%) of annual net profits for such fiscal year, plus
     ----                                                                 ----
     fifty percent (50%) of any capital paid into the Borrower (other than stock issued in connection with an employee stock ownership plan, an employee stock option plan, an employee stock purchase plan or for an acquisition), plus one hundred percent (100%) of net losses with absolute minimum
     ----
     Tangible Net Worth of not less than one hundred thirty million and no/100 dollars ($130,000,000.00), on a consolidated basis.

          (f) The Borrower shall not at any time permit Third Party Notes Payable to be greater than thirteen percent (13%) of Tangible Assets on a consolidated basis.

          (g) The total number of Speculative Lots owned by the Borrower and its Restricted Subsidiaries at any given time shall not exceed fifty percent (50%) of all Closed Sales during the immediately preceding twelve (12) calendar months. Models shall not be considered "Speculative Lots" for purposes of this Section 5.7(g).

          (h) (i) The Borrower shall not permit the total number of Developed Lots and Lots Under Development, in each case, then owned by the Borrower and all Restricted Subsidiaries, at any given time to exceed two and one-half (2 1/2) times the number of Closed Sales during the immediately preceding twelve (12) calendar months.

               (ii) The Borrower shall not permit the aggregate cost of all Developed Lots and Lots Under Development, in each case, then owned by the Borrower and all Restricted Subsidiaries, at any given time to exceed forty percent (40%) of all Tangible Assets of the Borrower on a consolidated basis.

          (i) The cost of the land owned by Borrower and all Restricted Subsidiaries at any given time which has not been developed into Developed Lots and is not scheduled for commencement of development into Developed Lots within twelve (12) calendar months from the date of determination shall not exceed ten percent (10%) of all Tangible Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis. In the event that the Borrower or any Restricted Subsidiary classifies certain undeveloped land as being scheduled for development within twelve (12) calendar months for the purpose of this provision and, as of the last day of such twelve (12) calendar month period, development of such land has not commenced, such land shall not be classified as scheduled for development within twelve
     (12) calendar months until such development is commenced.

     5.8  Other Financial Documentation.  The Borrower shall provide to the
          -----------------------------
Administrative Agent such other financial information as the Administrative Agent may reasonably request from time to time to clarify or amplify the information required to be furnished to the Administrative Agent under this Agreement.

     5.9  Reserved.
          --------

     5.10 Payment of Contractors.  The Borrower shall pay in a timely manner,
          ----------------------
and shall cause its Subsidiaries to pay in a timely manner, any and all contractors and subcontractors who conduct work in or on the Inventory, subject to the right of the Borrower to contest any amount in dispute, so long as the contesting of such amount is pursued diligently and in good faith. The Borrower will advise the Administrative Agent in writing immediately if the Borrower or any of its Subsidiaries receives any written notice from any contractor(s), subcontractor(s) or material furnisher(s) to the effect that said contractor(s) or material furnisher(s) have not been paid for any labor or materials furnished to or in the Inventory and such outstanding payment or payments are individually or collectively equal to or greater than five hundred thousand and no/100 dollars ($500,000.00) per subdivision or seven million and no/100 dollars ($7,000,000.00) in the aggregate. The Borrower will further make available to the Administrative Agent, for inspection and copying, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles used in the development of the Loan Inventory or construction of improvements on the Loan Inventory including, without limitation, the Dwellings.

     5.11  Inspection and Appraisal.  The Borrower shall permit the
           ------------------------
Administrative Agent and the Banks and their authorized agents to enter upon the Inventory during normal working hours and as often as they desire, for the purpose of inspecting or appraising the Loan Inventory or the construction of the Dwellings.

     5.12 Fees and Expenses.  The Borrower shall pay when due all commitment and
          -----------------
renewal fees and external legal fees incurred by the Administrative Agent in connection with the making of the Loans.

     5.13 Hazardous Substances.  The Borrower warrants and represents to the
          --------------------
Administrative Agent, Issuing Bank and the Banks that to the best of their knowledge and belief and based on environmental assessments of the Inventory commissioned by the Borrower, except to the extent disclosed to the Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory, the Inventory has not been and is not now being used in violation of any federal, state or local environmental law, ordinance or regulation, that no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such environmental law, ordinance or regulation, and that the Inventory is free of hazardous or toxic substances and wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit except as set forth in the site assessments. The Borrower covenants that it shall neither permit any such materials to be brought on to the Inventory, nor shall it acquire real property to be added to the Loan Inventory upon which any such materials exist, except to the extent disclosed to the Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory; and if such materials are so brought or found located thereon, such materials shall be immediately removed, with proper disposal, to the extent required by applicable environmental laws, ordinances and regulations, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations. The Borrower further represents and warrants that the Borrower will promptly transmit to the Administrative Agent and the Banks copies of any citations, orders, notices or other material governmental or other communications received with respect to any hazardous materials, substances, wastes or other environmentally regulated substances affecting the Inventory. Notwithstanding the foregoing, there shall not be a default of this provision should the Borrower store or use minimal quantities of the aforesaid materials, provided that: such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings or residential developments (such as cleaning fluids and supplies normally used in the day to day operation of residential developments), such substances are being held, stored and used in complete and strict compliance with all applicable laws, regulations, ordinances and requirements, and the indemnity set forth below shall always apply to such substances, and it shall continue to be the responsibility of the Borrower to take all remedial actions required under and in accordance with this Agreement in the event of any unlawful release of any such substance.

     5.14 Insurance.  The Borrower shall keep the Inventory comprising the Loan
          ---------
Inventory insured by responsible insurance companies in such amounts and against such risks as is customary for owners of similar businesses and properties in the same general areas in which the Borrower and its Restricted Subsidiaries operate or, to the customary extent (and in a manner approved by the Administrative Agent) the Borrower may be self insured. All insurance herein provided for shall be in form and with companies reasonably approved by the Administrative Agent. The Borrower shall also maintain general liability insurance, workman's compensation insurance, automobile insurance for all vehicles owned by them and any other insurance reasonably required by the Administrative Agent, to the extent commercially available at a reasonable cost. On the Agreement Date, the Borrower shall deliver to the Administrative Agent a copy of a certificate of insurance evidencing the insurance required hereunder. In addition, on the date of delivery of each report required by Section 3.1(b) hereof, the Borrower shall certify to the Administrative Agent that all insurance policies required to be maintained hereunder remain in full force and effect.

     5.15 Litigation.  The Borrower warrants and represents to the
          ----------
Administrative Agent, the Issuing Bank and the Banks that as of the Agreement Date, neither the Borrower nor any Restricted Subsidiary is a party to any litigation having a reasonable probability of being adversely determined to the Borrower or any Restricted Subsidiary which, if adversely determined, would impair the ability of the Borrower to carry on its business substantially as now conducted or contemplated or would materially adversely affect the financial condition, business or operations of the Borrower.

     5.16 Reportable Event.  Promptly after Borrower receives notice or
          ----------------
otherwise becomes aware thereof, the Borrower shall notify the Administrative Agent of the occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that the Borrower shall give the Administrative Agent notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

     5.17 Secured Indebtedness.  The Borrower shall not, and shall not permit
          --------------------
any of its Restricted Subsidiaries to, incur or permit to exist any Indebtedness which (a) is secured in whole or in part by any of the Inventory (other than Permitted Encumbrances) or (b) contains any provision requiring the Borrower or any Restricted Subsidiary to grant to the lender thereunder any Lien at a future date or upon the occurrence of any subsequent event; except that the Borrower and its Restricted Subsidiaries may incur (i) Indebtedness in favor of a seller of Inventory to the Borrower which is secured solely by the Inventory contemporaneously acquired from such seller, (ii) Indebtedness secured solely by the Borrower's headquarters building located in Arlington, Texas or any other office building owned by the Borrower or any Restricted Subsidiary, and (iii) Indebtedness secured by any clubhouse located in any development of the Borrower or any Restricted Subsidiary.

     5.18 Interest Rate Hedging.  At all times during the term hereof, the
          ---------------------
Borrower shall enter into and maintain one or more interest hedge agreements having a notional amount equal to $100,000,000 such that the weighted average term of all such interest hedge agreements is not less than three (3) years from the Agreement Date. Any such interest hedge agreement shall provide such interest rate protection in conformity with International Swap Dealers Association standards on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to such interest rate hedge agreements. For purposes hereof, indebtedness having a fixed rate of interest shall be deemed subject to an interest rate hedge agreement having a notional amount equal to the principal amount thereon and having an interest rate equal to the interest rate thereon.

                                   ARTICLE 6

                              DEFAULT AND REMEDIES
                              --------------------

     6.1  Defaults.  Each of the following shall constitute a Default, whatever
          --------
the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

          (b) The Borrower shall default in the payment of any principal, interest or other monetary amounts payable hereunder or under the Notes, or any of them, or under the other Loan Documents (other than payments due on the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be) which payment default is not cured within thirty (30) calendar days of Borrower's receipt of notice from the Administrative Agent;

          (c) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 6.1, and such Event of Default shall not be cured to the Majority Banks' satisfaction within a period of ninety (90) days from the date the Borrower receives notice from the Administrative Agent with respect thereto;

          (d) There shall occur any Event of Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 6.1 of this Agreement) or any Subsidiary Guaranty, which shall not be cured to the Majority Banks' satisfaction within the applicable cure period, if any, provided for in such Loan Document or ninety
(90) days from the date the Borrower receives notice from the Administrative Agent with respect thereto if no cure period is provided in such Loan Document;

          (e) There shall be entered a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Restricted Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

          (f) The Borrower or any of its Restricted Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Restricted Subsidiaries shall take any corporate or partnership action to authorize any such action;

          (g) A final judgment shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $500,000.00, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $500,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

          (h) (1) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (3) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (4) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (1) through (4), as applicable, the Borrower shall have incurred or is likely to incur liability in excess of $1,000,000.00 in the aggregate;

          (i) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Restricted Subsidiaries, having jurisdiction over the Borrower or any of its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (j) There shall occur any Change of Control;

          (k) Except for conveyances of all or any part of the Loan Inventory between the Borrower and the Guarantors there occurs any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Loan Inventory or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (i) in accordance with the terms of this Agreement, (ii) for execution of contracts with prospective purchasers, (iii) for Permitted Encumbrances, and (iv) in the ordinary course of business;

          (l) Except in the normal course of Borrower's development of inventory into Developed Lots and construction of Dwellings thereon, without the prior written consent of Administrative Agent, Borrower grants any easement or dedication, files any plat, condominium declaration, or restriction or otherwise encumbers all or any portion of the Loan Inventory, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect any Inventory which is part of the Loan Inventory; or

Notwithstanding anything contained herein to the contrary, the occurrence of any of the foregoing shall not be a Default or an Event of Default hereunder if: (i) the occurrence pertains only to specific parcel(s) within the Loan Inventory; and (ii) the affected parcel(s) is (are) removed from the Loan Inventory on or before ten (10) days in the case of a monetary occurrence and thirty (30) days in the case of a non-monetary occurrence after the occurrence or, if the Borrower is entitled to notice and cure, within the applicable notice and cure period. In the event that any such parcel is a Lot Under Development, Developed Lot or Dwelling Lot, then the Loan Funding Availability shall be immediately calculated excluding such parcel. If, as the result of such removal, the outstanding principal balance under all Unsecured Indebtedness together with any unreimbursed draws under Letters of Credit would exceed the Loan Funding Availability, the Borrower shall pay (X) to the Administrative Agent on the Reconciliation Date immediately following the removal of such Inventory from the Loan Inventory, a principal payment on the Loans in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of all Unsecured Indebtedness and unreimbursed draws under Letters of Credit over the Loan Funding Availability, together with any due and unpaid interest on such excess or (Y) add additional Inventory to the Loan Inventory (which is acceptable to the Administrative Agent) in an amount sufficient to cause the Loan Funding Availability to equal or exceed the Loans and unreimbursed draws under Letters of Credit.

     6.2  Remedies.  If a Default shall have occurred and shall be continuing:
          --------

          (a) With the exception of a Default specified in Sections 6.1(e), (f) or (g) hereof, the Administrative Agent shall at the request, or may with the consent, of the Super-Majority Banks, by notice to the Borrower (i) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (ii) terminate the Revolving Loan

Commitment and the Letter of Credit Commitment, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in the Letter of Credit Reserve Account, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

          (b) Upon the occurrence of a Default under Sections 6.1(e), (f) or (g) hereof, the Revolving Loan Commitment and the Letter of Credit Commitment shall automatically terminate and such principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws), Letter of Credit Obligations and other amounts payable under this Agreement or the Notes shall thereupon and concurrently therewith become due and payable, all without any action by the Administrative Agent, the Issuing Bank or the Banks or the holders of the Notes, and the Borrower shall thereupon forthwith deposit in the Letter of Credit Reserve Account an amount equal to all outstanding Letter of Credit Obligations, all without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank, and grants to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank a security interest in, all such cash as security for the Obligations.

          (c) [Reserved]

          (d) The Administrative Agent, with the concurrence of the Super-Majority Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

          (e) The rights and remedies of the Administrative Agent, the Issuing Bank and the Banks hereunder shall be cumulative, and not exclusive.

     6.3  Waivers.  Neither a waiver of any Default or Event of Default by the
          -------
Borrower hereunder nor any representation by a Bank or Banks as to the nonoccurrence or nonexistence thereof shall be implied from any delay or omission by any one or all of the Banks to notify the Borrower thereof or to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the matter specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Any one or all of the Banks' consent or approval to or of any act by the Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. Any one or all of the Banks' exercise of any right or remedy or hereunder shall not in any way constitute a cure or waiver of a Default or an Event of Default, or invalidate any act done pursuant to any notice of the occurrence of a Default or an Event of

Default, or prejudice the Banks in the exercise of any of their rights hereunder or under the Notes or any other Loan Documents, unless, in the exercise of said rights, the Banks realize all amounts owed to them under the Notes and other Loan Documents.

     6.4  Cross-Default.  All of the Notes and other Loan Documents are "cross
          -------------
defaulted" such that (a) the occurrence of an Event of Default under any one of the Loan Documents shall constitute an Event of Default under this Agreement and all of the Loan Documents and (b) the occurrence of a Default under any one of the Loan Documents shall constitute a Default under this Agreement and all of the other Loan Documents.

     6.5  No Liability of the Banks.
          -------------------------

          (a) Construction and/or Development.  None of the Banks, the
              -------------------------------
Administrative Agent or the Issuing Bank shall be liable to any party for (i) the development of or construction upon any of the Inventory, (ii) the failure to develop or construct or protect improvements on the Inventory, (iii) the payment of any expense incurred in connection with the development of or construction upon the Inventory, (iv) the performance or nonperformance of any other obligation of the Borrower, or (v) the Banks' or the Administrative Agent's exercise of any remedy available to them. In addition, the Banks shall not be liable to the Borrower or any third party for the failure of the Banks or their authorized agents to discover or to reject materials or workmanship during the course of the Banks' inspections of the Inventory.

          (b) Dwelling Lots.  In addition to 6.5(a) above, none of the Banks,
              -------------
the Administrative Agent or the Issuing Bank shall be liable to any party for
(i) the construction or completion of the Dwellings, (ii) the failure to construct, complete or protect the Dwellings, (iii) the payment of any expense incurred in connection with the construction of the Dwellings, (iv) the performance or nonperformance of any other obligation of the Borrower, or (v) the Banks' or the Administrative Agent's exercise of any remedy available to them. In addition, the Banks shall not be liable to the Borrower or any third party for the failure of the Banks or their authorized agents to discover or to reject materials or workmanship during the course of the Banks' inspections of the Dwelling Lots.

          (c) Other Banks.  The obligations of each Bank under this Agreement
              -----------
are separate and independent such that no action, inaction or responsibility of one Bank shall be imputed to the remaining Banks. The Borrower hereby waives any claim or demand against each Bank as to the action, inaction or responsibility of another.


                                   ARTICLE 7

                           THE ADMINISTRATIVE AGENT.
                           ------------------------

     7.1  Appointment and Authorization.  Each Bank hereby irrevocably appoints
          -----------------------------
and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable to any Bank (or any transferee thereof) for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including, without limitation, the granting or withholding of approval of any matter), except for its or their own gross negligence or willful misconduct. The Banks hereby each acknowledge and agree that the Administrative Agent may, absent actual knowledge to the contrary, rely upon certifications of the Borrower with respect to Inventory, financial covenant compliance, covenant compliance and all matters related thereto. The Administrative Agent shall endeavor to exercise its rights and responsibilities under this Agreement in accordance with its usual practices for borrowers similar to the Borrower, but the Administrative Agent shall not be liable to the Banks with respect to errors or omissions with respect to the foregoing unless they are the result of the gross negligence or willful misconduct of the Administrative Agent.

     7.2  Delegation of Duties.  The Administrative Agent may execute any of its
          --------------------
duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

     7.3  Interest Holders.  The Administrative Agent may treat each Bank, or
          ----------------
the Person designated in the last notice filed with the Administrative Agent under this Section 7.3, as the holder of all of the interests of such Bank in its Loans and in its Notes until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     7.4  Consultation with Counsel.  The Administrative Agent may consult with
          -------------------------
legal counsel selected by it and shall not be liable to any Bank (or transferee thereof) for any action taken or suffered by it in good faith in reliance thereon.

     7.5  Documents.  The Administrative Agent shall be under no duty to
          ---------
examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

     7.6  Administrative Agent and Affiliates.  The Administrative Agent and its
          -----------------------------------
affiliates may accept deposits from, administer depository accounts for and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, without any obligation to account to any Bank (or any transferee thereof) therefor.

     7.7  Responsibility of the Administrative Agent.  The duties and
          ------------------------------------------
obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact and has either determined that a Default or an Event of Default has occurred or has been notified by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder to any Bank (or any transferee thereof) for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

     7.8  Action by Administrative Agent.
          ------------------------------

          (a) Except for action requiring the approval of the Majority Banks, the Super-Majority Banks or all Banks, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks or the Super-Majority Banks, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 6.2(a) of this Agreement without the request of the Majority Banks or the Super-Majority Banks, as the case may be. The Administrative Agent shall incur no liability to any Bank (or any transferee thereof) under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

          (b) The Administrative Agent shall not be liable to the Banks or to any Bank in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks or the Super-Majority Banks, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Banks.

          (c) The Borrower shall have the right to rely upon actions and representations of the Administrative Agent in the performance of its duties hereunder (including, without limitation, representations with respect to amendments or waivers pursuant to Section 8.3 hereof), without regard to whether such actions or representations are actually authorized by the Banks or any of them and without seeking confirmation or ratification of such actions or representations.

     7.9  Notice of Default or Event of Default.  In the event that the
          -------------------------------------
Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Banks or Super-Majority Banks (as applicable) shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks or Super-Majority Banks (as applicable) shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days (or shorter period as set forth in such notice) after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 6 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks or Super-Majority Banks (as applicable) have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

     7.10 Responsibility Disclaimed.  The Administrative Agent, in its capacity
          -------------------------
as Administrative Agent, shall be under no liability or responsibility whatsoever as Administrative Agent:

          (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

          (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

          (c) To any Bank or Banks for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     7.11 Indemnification.  The Banks agree to indemnify the Administrative
          ---------------
Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The provisions of this Section 7.11 shall survive the termination of this Agreement.

     7.12 Credit Decision.  Each Bank represents and warrants to each other and
          ---------------
to the Administrative Agent that:

          (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

          (b) So long as any portion of the Loans or Letter of Credit Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     7.13 Successor Administrative Agent.  Subject to the appointment and
          ------------------------------
acceptance of a successor Administrative Agent (which shall be any Bank or a commercial Issuing Bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000) as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be any Issuing Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and, after fully performing its obligations pursuant to
Section 2.8 hereof as to all payments received by it, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 7.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     7.14 Documentation Agent.  The Documentation Agent shall have no duties or
          -------------------
obligations under this Agreement or the other Loan Documents in its capacity as Documentation Agent.

                                   ARTICLE 8

                              GENERAL CONDITIONS
                              ------------------

     8.1  Benefit.  This Agreement is made and entered into for the sole
          -------
protection and benefit of the Administrative Agent, the Issuing Bank and the Banks and the Borrower, their successors and assigns, and no other person or persons other than the Borrower shall have any right of action hereon or rights to the Loan proceeds at any time. None of the Administrative Agent, the Issuing Bank or the Banks shall (a) owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of any Dwelling or improvement on any Inventory, or (b) owe any duty to apply any undisbursed portion of the Loan to the payment of any claim, or (c) owe any duty to exercise any right or power of the Banks hereunder or arising from any Default by the Borrower.

     8.2  Assignment.  The terms hereof shall be binding upon and inure to the
          ----------
benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that the Borrower shall not assign this Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other monies to be advanced hereunder in whole or in part without the prior written consent of the Banks and any such assignment (whether voluntary or by operation law) without said consent shall be void and render automatically terminated any obligation of any Bank hereunder to advance any further monies pursuant to this Agreement or any other Loan Document. Any Bank may assign its rights and obligations under this Agreement, the Notes and any other Loan Documents, in whole or in part, to any other Person, provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, such Bank shall thereafter be relieved of all liability hereunder with respect to actions or omissions of such Bank occurring thereafter, but only to the extent of the interest so assigned and any Loan disbursements made by any assignee(s) shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the applicable Note and any other Loan Documents. Notwithstanding the foregoing, (i) with the prior written consent of the Administrative Agent only, a Bank may assign not less than one hundred percent (100%) of its interest, rights and obligations hereunder, and
(ii) without the prior written consent of all of the other Banks, no Bank shall have the right to assign any portion of its interest, rights or obligations hereunder to any other Person unless (a) such assignment is in compliance with clause (i) of this sentence, or (b) in all other cases, (1) the assignee shall assume all of the obligations of the assigning Bank under this Agreement, to the extent of the interest so assigned, and (2) following such assignment, each of the assigning Bank and the assignee shall maintain a Commitment Ratio of not less than five percent (5%). Notwithstanding anything in this Section 8.2 to the contrary, any Bank may enter into participation agreements with any other Person, so long as such agreement does not confer any rights under this Agreement, any other Loan Document or the Subsidiary Guaranty to any purchaser thereof, or relieve such Bank from any of its Obligations under this Agreement (it being understood that all actions hereunder shall be conducted as if no such participation had been granted). All assignments permitted hereunder shall be made pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H attached hereto.
        ---------

     8.3  Amendment and Waiver.  Neither this Agreement nor any term hereof may
          --------------------
be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, also by the Borrower, except that in the event of:

          (a)  any (i) amendment or waiver having a duration of more than ninety
     (90) days or (ii) direction to the Administrative Agent regarding termination of the Commitments, acceleration, or exercise of remedies, any action may be made only by an instrument in writing signed by the Super-Majority Banks;

          (b) (i) any change in the timing of, or the amount of, payments of fees due hereunder or in the method of calculating funding availability,
     (ii) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (iii) any amendment of this Section 8.3 or of the definitions of Majority Banks or Super-Majority Banks, or (iv) the release of any Guarantor other than in connection with the conversion of such Guarantor to an Unrestricted Subsidiary or in accordance with Section 3.1(f) hereof, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks;

          (c)  (i) any change in the Amount of the Revolving Loan Commitment,
     (ii) any change in the timing of or the amount of payments of principal, interest or fees due with respect to the Revolving Loans or any change in the rate of interest applied thereto, any change may be made only by an instrument signed by each of the Banks holding Revolving Loan Commitments; and

          (d) (i) any change in the Amount of the Term Loan Commitment, (ii) any change in the timing of or the amount of payments of principal, interest or fees due with respect to the Term Loans or any change in the rate of interest applied thereto may be made only by an instrument signed by each of the Banks holding Term Loan Commitments.

Any amendment to accomplish any of the foregoing must also be signed by the Borrower. Each Bank hereby acknowledges and agrees that a response to any request for action by the Administrative Agent shall be made within ten (10) days from the receipt of such request and that the failure to respond within such period shall be deemed to be an acceptance by such Bank of the course of action recommended by the Administrative Agent.

     8.4  Additional Obligations and Amendments.  The Banks shall be under no
          -------------------------------------
obligation to extend any loans to the Borrower other than as specifically set forth in this Agreement. This Agreement shall not be amended except by a written instrument signed by all parties hereto which instrument contains a specific reference to this Agreement. Each Bank agrees that it will not enter into any financing agreement with the Borrower or any of its Restricted Subsidiaries without the consent of all of the Banks.

     8.5  Consideration of Renewal.  The Banks agree that no later than thirty
          ------------------------
(30) calendar days prior to each anniversary of the Agreement Date, representatives of the Banks will consult with each other to determine whether the Banks are willing, in their sole and absolute discretion, to extend the Revolving Loan Maturity Date and/or the Letter of Credit Maturity Date for a period of not more than one (1) calendar year from the then current Revolving Loan Maturity Date or Letter of Credit Maturity Date, as the case may be. Notwithstanding the foregoing, if there has occurred a Change of Management, the Banks shall not have any obligation to consult, as to any proposed extension of either the Revolving Loan Maturity Date or the Letter of Credit Maturity Date, with any Bank which has not approved, in writing, such Change of Management.
The Administrative Agent shall, within a reasonable period of time thereafter, advise the Borrower whether the Banks are willing to so extend the Revolving Loan Maturity Date or the Letter of Credit Maturity Date. If the Banks and the Borrower agree to so extend the Revolving Loan Maturity Date or the Letter of Credit Maturity Date, such agreement shall be evidenced by appropriate amendments to the Loan Documents, executed by all applicable parties. In the event that any Bank does not agree to extend the Revolving Loan Maturity Date and/or the Letter of Credit Maturity Date, the Revolving Loan Maturity Date then in effect with respect to such Bank's Revolving Loans shall remain unchanged, and the Borrower in its sole discretion may (a) repay in full (together with all accrued interest and fees with respect thereto) such Bank's Term Loan, without respect to any other provisions herein, or (b) may require such Bank to assign without recourse or warranty one-hundred percent (100%) of its Term Loan (and such Bank hereby agrees to so assign) to a replacement bank designated by the Borrower (and acceptable to the Administrative Agent) which assignment shall be effective upon receipt by such Bank of payment in full of all Obligations then outstanding to such Bank.

     8.6  Terms.  Whenever the context and construction require, all words used
          -----
in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

     8.7  Governing Law and Jurisdiction.  This Agreement shall be construed in
          ------------------------------
accordance with the laws of the State of Georgia, and such laws shall govern the interpretation, construction and enforcement hereof. For the purposes of any legal action or proceeding brought by the Administrative Agent or the Banks with respect to this Agreement or the Loan Documents, the Borrower hereby irrevocably submits to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and hereby irrevocably designates and appoints CT Corporate System, 1201 Peachtree Street, N.E., Atlanta, Georgia 30361, as its authorized agent for service of process in the State of Georgia. The Borrower also hereby submits to the non-exclusive jurisdiction and venue of the United States District Court for the Northern District of Georgia for any action, suit or proceeding arising out of or relating to this Agreement or the Loan Documents. The Administrative Agent and the Banks shall for all purposes be entitled to treat such designee of Borrower as the authorized agent to receive for or on its behalf service of writs or summons or other legal process in Georgia; delivery of such service to such authorized agent shall be deemed to be made when delivered or mailed by certified mail addressed to such authorized agent, with a copy to the Borrower at the address of the Borrower last known to the Administrative

Agent, sent by overnight delivery service. In the event that, for any reason, such agent or its successor shall no longer serve as agent of the Borrower to receive service of process in the State of Georgia, the Borrower shall establish a successor so to serve, and shall advise the Administrative Agent thereof, so that at all times Borrower will maintain an agent to receive service of process in the State of Georgia on its behalf with respect to this Agreement and the Loan Documents. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such other manner permitted by law. The Borrower hereby irrevocably waives any objection it might now or hereafter be entitled to make with respect to the venue of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents which is brought in the Superior Court of Fulton County, Georgia or, at the election of the Administrative Agent, in the United States District Court for the Northern District of Georgia, and the Borrower hereby irrevocably waives any right to claim that any such suit, action or proceeding brought in any such court has been brought in an incorrect forum.

     8.8  Publicity.  Subject to the Borrower's approval, the Administrative
          ---------
Agent shall have the right to incorporate the names of the Banks into signage placed upon the Loan Inventory. Each Bank shall have the right to secure printed publicity through newspaper and other media concerning the Inventory and source of financing.

     8.9  Attorneys' Fees.  The Borrower shall pay on demand all attorneys' fees
          ---------------
and other costs and expenses actually incurred by the Administrative Agent, the Documentation Agent, the Issuing Bank and the Banks, or any of them, in the enforcement of or preservation of the Banks', the Administrative Agent's or the Issuing Bank's rights under this Agreement and the other Loan Documents. To the full extent permitted by applicable law, the Borrower agrees to pay interest on any fees, costs or expenses due to the Administrative Agent, the Issuing Bank and the Banks, or any of them, under this Section 8.9 which are not paid when due at the Default Rate. In the event that any Loan Document contains a provision regarding enforcement or preservation of rights which is different from this Section 8.9, this Section 8.9 shall control.

     8.10 Mandatory Arbitration.  Any controversy or claim between or among the
          ---------------------
parties hereto arising out of or relating to this Agreement, the Loan Documents or any related instruments including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("J.A.M.S."), as amended
                                                        --------
from time to time, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary judgment or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action.

          (a) Special Rules.  The arbitration shall be conducted in the City of
              -------------
     Atlanta, Georgia and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty
     (60) days.

          (b) Reservation of Rights.  Nothing in this Loan Agreement shall be
              ---------------------
     deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or (ii) be a waiver by a Bank or Banks of the protection afforded to it or them by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or
     (iii) limit the right of a Bank or Banks (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to obtain from a court provisional or ancillary remedies such as injunctive relief or the appointment of a receiver. The Administrative Agent may (or at the direction of the Majority Banks) exercise such self help remedies (including, without limitation, remedies under Section 6.2 hereof), or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Loan Agreement. Neither the exercise of self help remedies nor the institution or maintenance of provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     No provision in this Agreement or any Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in this Agreement.

     8.11 Invalidation of Provisions.  In the event that any one or more of the
          --------------------------
provisions of this Agreement is deemed invalid by a court having jurisdiction over this Agreement or other similar authority, the Administrative Agent, the Issuing Bank and the Banks may, in their sole discretion, terminate this Agreement in whole or in part.

     8.12 Execution in Counterparts.  This Agreement may be executed in multiple
          -------------------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     8.13 Captions.  The captions herein are inserted only as a matter of
          --------
convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

     8.14 Notices.  All notices, requests, consents, demands and other
          -------
communications required or which any party desires to give hereunder or under any other Loan Document shall, unless other specifically provided in such other Loan Document, be deemed sufficiently given or furnished if (a) in writing and delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed), (b) by telex with confirmation thereof in writing by sender pursuant to subsection (a) above, (c) facsimile to the facsimile number specified below with confirmation thereof in writing by sender pursuant to subsection (a) above, or (d) by oral communication with confirmation thereof in writing by the notifying party pursuant to subsection (a) above within three (3) business days after such oral communication. Any such notice or communication shall be deemed to have been given and to be effective either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telex, when transmitted (answerback confirmed), or, in the case of facsimile, upon receipt or, in the case of oral communication, upon the effectiveness of written confirmation as hereinabove provided. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.


     BORROWER:
     --------

     D. R. Horton, Inc.
     1901 Ascension Boulevard
     Suite 100
     Arlington, Texas 76006
     Attn:  David J. Keller
             and
          Ted I. Harbour
     Facsimile No.: (817) 856-8249
     Telephone No.: (817) 856-8200

     ADMINISTRATIVE AGENT, AS ISSUING BANK AND AS A BANK:
     ---------------------------------------------------

     NationsBank, N.A. (South)
     70 Mansell Court
     Roswell, Georgia 30076
     Attn:  Henry A. Dyer
     Facsimile No.: (770) 642-1261
     Telephone No.: (770) 552-3559

     With copy to:


     Powell, Goldstein, Frazer & Murphy
     16th Floor
     191 Peachtree St. N.E.
     Atlanta, Georgia  30303
     Attn:  W. Joseph Thompson
     Facsimile No.: (404) 572-6999
     Telephone No.: (404) 572-6600

     DOCUMENTATION AGENT AND AS A BANK:
     ---------------------------------

     Bank of America National Trust and Savings Association
     5 Park Plaza
     Suite 500
     Irvine, California  92714-8525
     Attn:  William D. Balfour, III, Vice President
     Facsimile No.: (714) 260-5639
     Telephone No.: (714) 260-5698


     BANKS:
     -----

     First American Bank Texas, SSB
     The Princeton Tower
     14651 Dallas Parkway
     Suite 400
     Dallas, Texas  75240
     Attn:  Brady Hutka
     Facsimile No.: (972) 419-3394
     Telephone No.: (972) 419-3407

     SouthTrust Bank of Alabama, National Association
     420 North 20th Street
     Birmingham, Alabama  35203
     Attn:  Jordy Henson
     Facsimile No.: (205) 254-4879
     Telephone No.: (205) 254-5004

     Comerica Bank
     1 Detroit Center
     500 Woodward Avenue
     Detroit, Michigan  48226-3256
     Attn:  Kurt Strehlke
     Facsimile No.: (313) 222-9295
     Telephone No.: (313) 222-9291

     The First National Bank of Chicago
     Real Estate Finance
     One First National Plaza
     Suite 0151
     Chicago, Illinois  60670-0151
     Attn:  Gregory A. Gilbert, Vice President
     Facsimile No.: (312) 732-1117
     Telephone No.: (312) 732-2107

     Bank One, Arizona, NA
     201 N. Central
     19th Floor
     Phoenix, Arizona  85004
     Attn:  Jennifer Pescatore
     Facsimile No.: (602) 221-4435
     Telephone No.: (602) 221-2402


     Sanwa Bank California
     Real Estate Industries
     4041 MacArthur Boulevard
     Suite 100
     Newport Beach, California  92660
     Attn:  Russ Wakeham
     Facsimile No.: (714) 852-1510
     Telephone No.: (714) 662-6007

     AmSouth Bank of Alabama
     Commercial Real Estate, 9th Floor
     1900 5th Avenue North
     Birmingham, Alabama  35203
     Attn:  Ronny Hudspeth
     Facsimile No.: (205) 326-4075
     Telephone No.: (205) 307-4227

     Fleet National Bank
     111 Westminster Street
     Suite 800
     Providence, Rhode Island  02903
     Attn:  Michael A. Cope
     Facsimile No.: (401) 278-5166
     Telephone No.: (401) 278-5914

     PNC Bank, National Association
     Two Tower Center
     18th Floor
     East Brunswick, New Jersey  08816
     Attn:  Douglas G. Paul
     Facsimile No.: (908) 220-3755
     Telephone No.: (908) 220-3566

     Societe Generale, Southwest Agency
     2001 Ross Avenue
     Suite 4800
     Dallas, Texas  75201
     Attn:  Louis P. Laville, III
     Facsimile No.: (214) 979-1104
     Telephone No.: (214) 979-2762


     8.15 Final Agreement.  THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL
          ---------------   ----------------------------------------------
AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
-------------------------------------------------------------------------------
PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.
--------------------------------------------------------------------------


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower and the Banks have caused this Agreement to be executed by their duly authorized officers as of the day and year set forth above.

BORROWER:                              D.R. HORTON, INC., a Delaware corporation

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------

                                                      [CORPORATE SEAL]


ADMINISTRATIVE AGENT,                  NATIONSBANK, N.A. (SOUTH), a national
DOCUMENTATION AGENT,                   banking association, as Administrative
ISSUING BANK AND BANKS:                Agent, Issuing Bank and as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, a national banking
                                       association, as Documentation Agent and
                                       as a Bank
Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       FIRST AMERICAN BANK TEXAS, SSB, a Texas
                                       state savings bank, as a Bank
Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------

                                                               D.R. HORTON, INC.
                                                                 MASTER LOAN AND
                                                        INTER-CREDITOR AGREEMENT
                                                                Signature Page 1

                                       SOUTHTRUST BANK OF ALABAMA,
                                       NATIONAL ASSOCIATION, a national banking association, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       COMERICA BANK, a Michigan banking
                                       corporation, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       THE FIRST NATIONAL BANK OF CHICAGO, a
                                       national banking association, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       BANK ONE, ARIZONA, NA, a national banking association, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       SANWA BANK CALIFORNIA, a California
                                       corporation, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------

                                                               D.R. HORTON, INC.
                                                                 MASTER LOAN AND
                                                        INTER-CREDITOR AGREEMENT
                                                                Signature Page 2

                                       AMSOUTH BANK OF ALABAMA, an Alabama
                                       banking corporation, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       FLEET NATIONAL BANK, a national banking
                                       association, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       PNC BANK, NATIONAL ASSOCIATION, a
                                       national banking association, as a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------


                                       SOCIETE GENERALE, SOUTHWEST AGENCY, as
                                       a Bank

Date of Execution:
                                       By: /s/
------------------                        --------------------------------------

                                       Title:
                                             -----------------------------------

                                                               D.R. HORTON, INC.
                                                                 MASTER LOAN AND
                                                        INTER-CREDITOR AGREEMENT
                                                                Signature Page 3


                                                                           EXHIBIT A

                                                                        Bank Commitments
                                                                        ----------------

          Bank                                           Revolving Loan                        Term Loan        Letter of
          ----                       Revolving Loan          Dollar           Term Loan         Dollar           Credit
          Total                        Percentage*         Commitment        Percentage*      Commitment       Percentage*
          -----                        ----------          ----------        ----------       ----------       ----------
NationsBank, N.A. (South)               31.5/275          $ 31,500,000         21/100        $ 21,000,000        12.5/25

Bank of America National
Trust and Savings Association           31.5/275          $ 31,500,000         21/100        $ 21,000,000        12.5/25

First American Bank Texas,
  SSB                                    15/275           $ 15,000,000         10/100        $ 10,000,000

SouthTrust Bank of Alabama,
National Association                     15/275           $ 15,000,000         10/100        $ 10,000,000

Comerica Bank                            25/275           $ 25,000,000         10/100        $ 10,000,000

The First National Bank
of Chicago                               16/275           $ 16,000,000          6/100        $  6,000,000

Bank One, Arizona, NA                    20/275           $ 20,000,000         10/100        $ 10,000,000

Sanwa Bank California                    18/275           $ 18,000,000         12/100        $ 12,000,000

AmSouth Bank of Alabama                  25/275           $ 25,000,000          0/100        $       -0-

Fleet National Bank                      33/275           $ 33,000,000          0/100        $       -0-

PNC Bank, National
  Association                            25/275           $ 25,000,000          0/100        $       -0-

Societe Generale,
  Southwest Agency                       20/275           $ 20,000,000          0/100        $       -0-

         TOTALS:                          100%            $ 275,000,000         100%         $ 100,000,000        100%


                                                              EXHIBIT A

                                                          Bank Commitments
                                                          ----------------

          Bank                             Letter of
          ----                              Credit            Percent of
          Total                           Commitment            Total*
          -----                           ----------            -----
NationsBank, N.A. (South)                $ 12,500,000           65/400         $65,000,000

Bank of America National
Trust and Savings Association            $ 12,500,000           65/400         $65,000,000

First American Bank Texas,
  SSB                                                           25/400         $25,000,000

SouthTrust Bank of Alabama,
National Association                                            25/400         $25,000,000

Comerica Bank                                                   35/400         $35,000,000

The First National Bank
of Chicago                                                      22/400         $22,000,000

Bank One, Arizona, NA                                           30/400         $30,000,000

Sanwa Bank California                                           30/400         $30,000,000

AmSouth Bank of Alabama                                         25/400         $25,000,000

Fleet National Bank                                             33/400         $33,000,000

PNC Bank, National
  Association                                                   25/400         $25,000,000

Societe Generale,
  Southwest Agency                                              20/400         $20,000,000

         TOTALS:                         $ 25,000,000            100%        $ 400,000,000

--------------------------------
* For dollar commitments, each fractional percentage should be multiplied by 100,000,000.

                                 SCHEDULE 1.88

                            Subsidiaries of Borrower

DRHI, Inc., a Delaware corporation
D.R. Horton, Inc. - Minnesota, a Delaware corporation
Meadows I, Ltd., a Delaware corporation
Meadows II, Ltd., a Delaware corporation
Meadows III, Ltd., a Delaware corporation
Meadows IV, Inc., a Texas corporation
Meadows V, Ltd., a Delaware corporation
Meadows VII Ltd., a Delaware corporation
Meadows VIII Ltd., a Delaware corporation
Meadows IX Ltd., a New Jersey corporation
Meadows X Ltd., a New Jersey corporation
D.R. Horton Denver Management Company, Inc., a Colorado corporation
D.R. Horton Denver No. 10, Inc., a Colorado corporation
D.R. Horton Denver No. 11, Inc., a Colorado corporation
D.R. Horton Denver No. 12, Inc., a Colorado corporation
D.R. Horton Denver No. 13, Inc., a Colorado corporation
D.R. Horton Denver No. 14, Inc., a Colorado corporation
D.R. Horton Denver No. 15, Inc., a Colorado corporation
D.R. Horton Denver No. 16, Inc., a Colorado corporation
D.R. Horton Denver No. 17, Inc., a Colorado corporation
D.R. Horton Denver No. 18, Inc., a Colorado corporation
D.R. Horton Management Company, Ltd., a Texas limited partnership
D.R. Horton - Royalty, Ltd., a Texas limited partnership
D.R. Horton, Inc. - Sacramento, a California corporation
D.R. Horton Sacramento Management Company, Inc., a California corporation D.R. Horton Los Angeles Holding Company, Inc., a California corporation D.R. Horton, Inc. - Albuquerque, a Delaware corporation
D.R. Horton, Inc. - Birmingham, a Delaware corporation
D.R. Horton, Inc. - Denver, a Delaware corporation
D.R. Horton, Inc. - Greensboro, a Delaware corporation
D.R. Horton, Inc. - Los Angeles, a Delaware corporation
D.R. Horton, Inc. - New Jersey, a New Jersey corporation
D.R. Horton Los Angeles Management Company, Inc., a California corporation D.R. Horton Los Angeles No. 9, Inc., a California corporation
D.R. Horton Los Angeles No. 10, Inc., a California corporation
D.R. Horton Los Angeles No. 11, Inc., a California corporation
D.R. Horton Los Angeles No. 12, Inc., a California corporation
D.R. Horton Los Angeles No. 13, Inc., a California corporation
D.R. Horton Los Angeles No. 14, Inc., a California corporation
D.R. Horton Los Angeles No. 16, Inc., a California corporation
D.R. Horton San Diego Holding Company, Inc., a California corporation
D.R. Horton, Inc. - San Diego, a Delaware corporation
D.R. Horton San Diego Management Company, Inc., a California corporation D.R. Horton San Diego No. 9, Inc., a California corporation
D.R. Horton San Diego No. 10, Inc., a California corporation
D.R. Horton San Diego No. 11, Inc., a California corporation
D.R. Horton San Diego No. 12, Inc., a California corporation
D.R. Horton San Diego No. 13, Inc., a California corporation
D.R. Horton San Diego No. 14, Inc., a California corporation
D.R. Horton San Diego No. 15, Inc., a California corporation
D.R. Horton San Diego No. 16, Inc., a California corporation
D.R. Horton San Diego No. 17, Inc., a California corporation
D.R. Horton San Diego No. 18, Inc., a California corporation
D.R. Horton San Diego No. 19, Inc., a California corporation
D.R. Horton San Diego No. 20, Inc., a California corporation

D.R. Horton San Diego No. 21, Inc., a California corporation
D.R. Horton-Texas, Ltd., a Texas limited partnership
DRH Construction, Inc., a Delaware corporation
DRH Land Company, Inc., a California corporation
DRH New Mexico Construction, Inc., a Delaware corporation
DRH Title Company of Texas, Ltd., a Texas limited partnership
Opus Landscapes, L.L.C., a New Jersey limited liability company
Grande Realty, Inc., a New Jersey corporation
SGS Communities at Grande Quay, L.L.C., a New Jersey limited liability company D.R. Horton, Inc. - Torrey, a Delaware corporation

                         ACKNOWLEDGEMENT OF GUARANTORS


     The undersigned Guarantors (each a "Guarantor" and collectively, the "Guarantors")) hereby acknowledge that the Master Loan and Inter-Creditor Agreement dated as of February 14, 1997 among D.R. Horton, Inc., a Delaware corporation (the "Borrower"), the financial institutions parties thereto (collectively, the "Banks"); NationsBank, N.A. (South), as issuing bank for letters of credit (in such capacity, the "Issuing Bank"); Bank of America National Trust and Savings Association, as documentation agent (in such capacity, the "Documentation Agent"); and NationsBank, N.A. (South), as administrative agent (in such capacity, the "Administrative Agent") is amended and restated pursuant to that certain Amended and Restated Master Loan and Inter-Creditor Agreement dated as of even date herewith (as amended and restated, the "New Loan Agreement") by and among the Borrower, the Banks, the Issuing Bank, the Documentation Agent and the Administrative Agent and further certify that the Guaranty dated as of February 14, 1997 (the "Guaranty") made by each Guarantor in favor of the Administrative Agent and each Bank continues in full force and effect and further acknowledge and agree that the Obligations guaranteed by the Guaranty are the Obligations as defined in the New Loan Agreement.

     IN WITNESS WHEREOF, the Guarantors have duly executed and sealed this Acknowledgement as of the 1st day of April, 1997.

GUARANTORS:                       DRH CONSTRUCTION, INC.
                                  DRH NEW MEXICO CONSTRUCTION, INC.
                                  D.R. HORTON DENVER MANAGEMENT COMPANY, INC.
                                  D.R. HORTON DENVER NO. 10, INC.
                                  D.R. HORTON DENVER NO. 11, INC.
                                  D.R. HORTON DENVER NO. 12, INC.
                                  D.R. HORTON DENVER NO. 13, INC.
                                  D.R. HORTON DENVER NO. 14, INC.
                                  D.R. HORTON DENVER NO. 15, INC.
                                  D.R. HORTON DENVER NO. 16, INC.
                                  D.R. HORTON DENVER NO. 17, INC.
                                  D.R. HORTON DENVER NO. 18, INC.
                                  D.R. HORTON, INC. - ALBUQUERQUE
                                  D.R. HORTON, INC. - DENVER
                                  D.R. HORTON, INC. - MINNESOTA
                                  D.R. HORTON, INC. - NEW JERSEY
                                  MEADOWS IX, INC., individually and as a member
                                       of SGS Communities at Grande Quay,L.L.C.
                                  MEADOWS X, INC., individually and as a member
                                       of SGS Communities at Grande Quay, L.L.C.
                                  SGS COMMUNITIES AT GRANDE QUAY, L.L.C.
                                  D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
                                  D.R. HORTON LOS ANGELES MANAGEMENT
                                       COMPANY, INC.
                                  D.R. HORTON LOS ANGELES NO. 9, INC.
                                  D.R. HORTON LOS ANGELES NO. 10, INC.
GUARANTORS:                       D.R. HORTON LOS ANGELES NO. 11, INC.
(continued)                       D.R. HORTON LOS ANGELES NO. 12, INC.



                                  D.R. HORTON LOS ANGELES NO. 13, INC.
                                  D.R. HORTON LOS ANGELES NO. 14, INC.
                                  D.R. HORTON LOS ANGELES NO. 16, INC.
                                  D.R. HORTON, INC. - BIRMINGHAM
                                  D.R. HORTON, INC. - GREENSBORO
                                  D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
                                  D.R. HORTON SAN DIEGO MANAGEMENT COMPANY, INC.
                                  D.R. HORTON SAN DIEGO NO. 9, INC.
                                  D.R. HORTON SAN DIEGO NO. 10, INC.
                                  D.R. HORTON SAN DIEGO NO. 11, INC.
                                  D.R. HORTON SAN DIEGO NO. 12, INC.
                                  D.R. HORTON SAN DIEGO NO. 13, INC.
                                  D.R. HORTON SAN DIEGO NO. 14, INC.
                                  D.R. HORTON SAN DIEGO NO. 15, INC.
                                  D.R. HORTON SAN DIEGO NO. 16, INC.
                                  D.R. HORTON SAN DIEGO NO. 17, INC.
                                  D.R. HORTON SAN DIEGO NO. 18, INC.
                                  D.R. HORTON SAN DIEGO NO. 19, INC.
                                  D.R. HORTON SAN DIEGO NO. 20, INC.
                                  D.R. HORTON SAN DIEGO NO. 21, INC.
                                  D.R. HORTON - TEXAS, LTD., by Meadows I, Inc.
                                       a Delaware corporation
                                  D.R. HORTON, INC. - TORREY



                                  By:
                                     -------------------------------------------
                                            David J. Keller
                                  Title:    as Treasurer or another officer of
                                            the Guarantors set forth above

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